                                 EXHIBIT 10.2

     On September 16, 1998, the Company entered into Note Purchase Agreements with four separate entities. The Note Purchase Agreement between Converse and Foothill Partners III, L.P. dated September 16, 1998 is attached hereto. The following three Note Purchase Agreements have been omitted as exhibits in accordance with Item 601, Instruction 2, of Regulation S-K, and are identical on all material respects, except for the parties thereto and the differences set forth below:

     1. Note Purchase Agreement dated September 16, 1998 between the Company and BIII Capital Partners, L.P.

          A.   Aggregate principal amount of Series A Secured Notes Purchased:
               $6,311,920.

          B.   Aggregate Principal Amount of Series B Secured Notes Purchased:
               $2,306,700.

          C.   Shares of Common Stock Purchasable upon exercise of warrants:
               91,412.

          D.   Fees payable to purchaser in connection with the sale of Secured
               Notes: $0.

     2. Note Purchase Agreement dated September 16, 1998 between the Company and DDJ Canadian High Yield Fund

          A.   Aggregate principal amount of Series A Secured Notes Purchased:
               $4,045,408.

          B.   Aggregate Principal Amount of Series B Secured Notes Purchased:
               $1,478,400.

          C.   Shares of Common Stock Purchasable upon exercise of warrants:
               58,588.

          D.   Fees payable to purchaser in connection with the sale of Secured
               Notes: $0.

     3. Note Purchase Agreement dated September 16, 1998 between the Company and Libra Investments, Inc.

          A.   Aggregate principal amount of Series A Secured Notes Purchased:
               $4,142,931.

          B.   Aggregate Principal Amount of Series B Secured Notes Purchased:
               $0.

          C.   Shares of Common Stock Purchasable upon exercise of warrants:
               60,000.

          D.   Fees payable to purchaser in connection with the sale of Secured
               Notes: $100,000.

                                 EXHIBIT 10.2


================================================================================



                                 CONVERSE INC.



                                  $28,642,687



                           15% SENIOR SECURED NOTES



                          --------------------------

                            NOTE PURCHASE AGREEMENT

                          --------------------------


                        DATED AS OF SEPTEMBER 16, 1998


================================================================================

                               TABLE OF CONTENTS

SECTION                                                                                                                       PAGE
------                                                                                                                        ----
1. THE SECURED NOTES........................................................................................................     5
  1.1. Authorization of Secured Notes.......................................................................................     5
  1.2. Interest on the Secured Notes........................................................................................     5
  1.3. Initial Maturity Date; First Extended Maturity Date; Final Maturity Date.............................................     6
2. SALE AND PURCHASE OF SECURED NOTES.......................................................................................     6
3. CLOSING..................................................................................................................     7
4. CONDITIONS TO CLOSING....................................................................................................     7
  4.1. Representations and Warranties.......................................................................................     7
  4.2. Performance; No Default..............................................................................................     7
  4.3. Documents Required...................................................................................................     8
  4.4. Opinions of Counsel..................................................................................................     9
  4.5. Purchase Permitted by Applicable Law, etc............................................................................     9
  4.6. No Litigation or Other Proceedings...................................................................................     9
  4.7. Sale of Other Secured Notes..........................................................................................    10
  4.8. No Material Adverse Change...........................................................................................    10
  4.9. No Material Adverse Change to Financial Markets......................................................................    10
  4.10. Fees and Expenses...................................................................................................    10
  4.11. Ancillary Documents and Perfection of Security Interest.............................................................    10
  4.12. Revolving Credit Agreement..........................................................................................    11
  4.13. Proceedings and Documents...........................................................................................    11
  4.14. Warrant Agreement and the Warrants..................................................................................    11
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................................................    11
  5.1. Corporate Existence; Qualification; Power; Licenses and Permits......................................................    11
  5.2. Corporate and Governmental Authorization; Contravention..............................................................    12
  5.3. Binding Effect.......................................................................................................    12
  5.4. Information..........................................................................................................    12
  5.5. Litigation and Judgments.............................................................................................    13
  5.6. Compliance with ERISA................................................................................................    13
  5.7. Taxes................................................................................................................    14
  5.8. Subsidiaries.........................................................................................................    15
  5.9. Not an Investment Company............................................................................................    15
  5.10. No Conflicting Requirements.........................................................................................    15
  5.11. Debt................................................................................................................    16
  5.12. Title to Properties and Assets......................................................................................    16
  5.13. Compliance with Law.................................................................................................    17
  5.14. Compliance with Environmental Laws..................................................................................    18
  5.15. Security Interests and Liens; Inventory and Equipment...............................................................    19
  5.16. Labor Relations.....................................................................................................    19
  5.17. UCC Filing Information..............................................................................................    20
  5.18. Solvency............................................................................................................    20
  5.19. Fictitious Business Names...........................................................................................    20

  5.20. Use of Proceeds.....................................................................................................  21
  5.21. Margin Security.....................................................................................................  21
  5.22. Survival of Representations.........................................................................................  21
  5.23. Affiliate Transactions..............................................................................................  21
  5.24. Accuracy and Completeness of Information............................................................................  21
  5.25. Status of Accounts..................................................................................................  22
6. REPRESENTATIONS OF THE PURCHASER.........................................................................................  22
  6.1. Purchase for Investment..............................................................................................  22
  6.2. Source of Funds......................................................................................................  22
  6.3. Placement Agent......................................................................................................  23
7. PREPAYMENT OF THE SECURED NOTES..........................................................................................  24
  7.1. Voluntary Prepayments................................................................................................  24
  7.2. Mandatory Prepayments................................................................................................  24
  7.3. Allocation of Partial Prepayments....................................................................................  25
  7.4. Maturity; Surrender, etc.............................................................................................  25
  7.5. Purchase of Secured Notes............................................................................................  26
8. AFFIRMATIVE COVENANTS....................................................................................................  26
  8.1. Information..........................................................................................................  26
  8.2. Payment of Obligations...............................................................................................  28
  8.3. Maintenance of Property; Insurance...................................................................................  29
  8.4. Compliance with Laws.................................................................................................  30
  8.5. Inspection of Property, Books and Records; Change of Name, Principal Place of Business, Location of Collateral, Etc..  30
  8.6. Compliance with Note Documents.......................................................................................  31
  8.7. Covenant to Mortgage After-Acquired Property.........................................................................  31
  8.8. Corporate Existence..................................................................................................  32
  8.9. ERISA................................................................................................................  32
  8.10. Environmental Matters...............................................................................................  34
  8.11. Collateral Records..................................................................................................  35
  8.12. Security Interests..................................................................................................  35
  8.13. Taxes...............................................................................................................  36
  8.14. Collection of Accounts..............................................................................................  36
  8.15. Notice; Credit Memoranda; Returned Goods............................................................................  37
  8.16. Trademarks..........................................................................................................  37
  8.17. Patents.............................................................................................................  37
9. NEGATIVE COVENANTS.......................................................................................................  37
  9.1. Debt and Guarantees..................................................................................................  38
  9.2. Restricted Payments..................................................................................................  39
  9.3. Investments..........................................................................................................  39
  9.4. Negative Pledge......................................................................................................  40
  9.5. Consolidations, Mergers and Sales of Assets..........................................................................  41
  9.6. Capital Expenditures.................................................................................................  42
  9.7. Minimum EBITDA.......................................................................................................  43
  9.8. Transactions with Affiliates.........................................................................................  44
  9.9. Restrictions on Foreign Subsidiary Support...........................................................................  44

  9.10. Environmental Matters...............................................................................................  45
  9.11. Amendments to Certificates of Incorporation and By-Laws and Revolving Credit Agreement..............................  45
  9.12. No Prohibited Transactions Under ERISA..............................................................................  45
  9.13. No Additional Bank Accounts.........................................................................................  46
  9.14. No Additional Subsidiaries..........................................................................................  46
10. EVENTS OF DEFAULT.......................................................................................................  47
  10.1. Events of Default...................................................................................................  47
  10.2. Acceleration........................................................................................................  49
  10.3. Remedies on Default.................................................................................................  50
11. REGISTRATION; EXCHANGE; SUBSTITUTION OF SECURED NOTES...................................................................  51
  11.1. Registration of Secured Notes.......................................................................................  52
  11.2. Transfer and Exchange of Secured Notes..............................................................................  52
  11.3. Replacement of Secured Notes........................................................................................  53
12. PAYMENTS ON SECURED NOTES...............................................................................................  53
13. EXPENSES AND INDEMNIFICATION............................................................................................  54
  13.1. Transaction Expenses................................................................................................  54
  13.2. Indemnification.....................................................................................................  54
  13.3. Survival............................................................................................................  56
14. ENTIRE AGREEMENT........................................................................................................  56
15. AMENDMENT AND WAIVER....................................................................................................  56
  15.1. Requirements........................................................................................................  56
  15.2. Solicitation of Holders of Secured Notes............................................................................  57
  15.3. Binding Effect, etc.................................................................................................  57
  15.4. Secured Notes Held by Company, Etc..................................................................................  57
16. NOTICES.................................................................................................................  58
17. REPRODUCTION OF DOCUMENTS...............................................................................................  58
18. CONFIDENTIAL INFORMATION................................................................................................  59
19. SUBSTITUTION OF PURCHASER...............................................................................................  60
20. MISCELLANEOUS...........................................................................................................  60
  20.1. Successors and Assigns..............................................................................................  60
  20.2. Payments Due on Non-Business Days...................................................................................  60
  20.3. Satisfaction Requirement............................................................................................  60
  20.4. Severability........................................................................................................  61
  20.5. Construction........................................................................................................  61
  20.6. Counterparts........................................................................................................  61
  20.7. Governing Law.......................................................................................................  61
  20.8. Consent to Jurisdiction; Release of Collateral......................................................................  61
  20.9. Waiver of Jury Trial................................................................................................  63

                                  SCHEDULES
                                  ---------

Schedule I         -        Information Relating to the Purchasers
Schedule II        -        Defined Terms
Schedule 5.5       -        Litigation and Judgments
Schedule 5.6       -        Compliance with ERISA
Schedule 5.7       -        Taxes
Schedule 5.8       -        Subsidiaries
Schedule 5.12(a)   -        Real Property Owned and Leased
Schedule 5.12(b)   -        Patents and Trademarks
Schedule 5.14      -        Compliance with Environmental Laws
Schedule 5.15      -        Security Interests and Liens; Inventory and
                            Equipment
Schedule 5.17      -        UCC Filing Information
Schedule 5.19      -        Fictitious Business Names
Schedule 5.23      -        Affiliate Transactions
Schedule 9.1       -        Debt and Guarantees
Schedule 9.3       -        Investments
Schedule 9.13      -        Bank Accounts


                          EXHIBITS
                          --------

Exhibit A    -     Form of Secured Note
Exhibit B    -     Form of Security Agreement
Exhibit C    -     Form of Trademark Security Agreement
Exhibit D    -     Form of Patent Security Agreement
Exhibit E    -     Form of Pledge Agreement
Exhibit F    -     Form of Opinion of Counsel to the Company
Exhibit G    -     Form of Opinion of Special Counsel to the Company
Exhibit H    -     Form of Compliance Certificate

                                 CONVERSE INC.
                               ONE FORDHAM ROAD
                           NORTH READING, MA  01864


                           15% SENIOR SECURED NOTES


                                                        As of September 16, 1998


          TO EACH OF THE PURCHASERS LISTED
          ON THE ATTACHED SCHEDULE I:


          Ladies and Gentlemen:

          Converse Inc., a Delaware corporation (the "COMPANY"), agrees with you, as "PURCHASER", as follows:

1.   THE SECURED NOTES.

1.1. AUTHORIZATION OF SECURED NOTES.

          The Company will authorize the issue and sale of $28,642,687 aggregate principal amount of its 15% Senior Secured Notes due September 16, 2000 (the "INITIAL MATURITY DATE"), as such due date may be extended as provided in
Section 1.3 hereof (the Notes delivered pursuant to Section 2 of this Agreement and the Other Agreements (as hereinafter defined) and any such Note issued in substitution therefor pursuant to Section 11 of this Agreement being, collectively, the "SECURED NOTES"). The Secured Notes shall be issued in two series: Series A will be in the aggregate principal amount of $24,857,587 (the "SERIES A SECURED NOTES") and Series B will be in the aggregate principal amount of $3,785,100 (the "SERIES B SECURED NOTES"). The Secured Notes shall be substantially in the form set out in Exhibit A, with such changes therefrom, if any, as may be approved by Purchaser and the Company. Certain capitalized terms used in this Agreement are defined in Schedule II; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

1.2. INTEREST ON THE SECURED NOTES.

          The Company shall pay interest on the unpaid principal amount of the Secured Notes from their respective date of issuance until such Secured Notes are paid in full at a rate of 15% per annum, payable in arrears quarterly on March 31, June 30, September 30 and December 31 of each year beginning on the first such date after the respective date of issuance and on the Initial Maturity Date (unless one or two elections have been made by the Company under Section 1.3 hereof, in which case, and on the First Extended Maturity Date or the Final Maturity Date, as the case may be), provided that upon the occurrence and during the continuance of any Event of Default, interest shall accrue on the unpaid principal amount of the Secured Notes at a rate of 18% per annum and shall be payable from time to time on such quarterly dates or, at the option of the Purchaser, on demand. Interest on the Secured Notes shall be computed on the basis of a 360-day year for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

1.3.  INITIAL MATURITY DATE; FIRST EXTENDED MATURITY DATE; FINAL MATURITY DATE.

          The Secured Notes shall be due and payable in full on the Initial Maturity Date, provided, that not less than 60 days, and not more than 90 days,
               --------
prior to the Initial Maturity Date, the Company, at its option and provided that no Default or Event of Default is continuing at the time of such notice or of the contemplated extension thereunder, may elect to extend the maturity date of the Secured Notes by twelve (12) months by giving written notice to the Agent and to the holders of the Secured Notes that the Company intends to make such an extension to such extended maturity date (the "FIRST EXTENDED MATURITY DATE") and the Initial Maturity Date shall be extended to the First Extended Maturity Date provided that on or before the Initial Maturity Date the Company shall have paid to each holder of the Secured Notes an additional amount equal to 3% of the then outstanding principal amount of the Secured Notes held by such holder. In addition, not less than 60 days, and not more than 90 days, prior to the First Extended Maturity Date, the Company, at its option and provided that no Default or Event of Default is continuing at the time of such notice or of the contemplated extension thereunder, may elect to extend the maturity date of the Secured Notes to May 21, 2002 (the "FINAL MATURITY DATE") by giving written notice to the holders of the Secured Notes that it intends to make such an extension and the First Extended Maturity Date shall be extended to the Final Maturity Date provided that on or before the First Extended Maturity Date the Company shall have paid to each holder of Secured Notes an additional amount equal to 3% of the then outstanding principal amount of the Secured Notes held by such holder.

2.    SALE AND PURCHASE OF SECURED NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to Purchaser and Purchaser will purchase from the Company, at the Closing provided for in Section 3, Series A Secured Notes in the principal amount specified opposite Purchaser's name on Schedule I at the purchase price of 96.55% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") substantially identical to this Agreement with each of the other purchasers named in Schedule I (the "OTHER PURCHASERS" and, together with the Purchaser, the "PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Series A Secured Notes in the principal amount specified opposite its name on Schedule I and for the sale of the Series B Secured Notes in the principal amount of $3,785,100. Purchaser's obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and Purchaser shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

3.   CLOSING.

          The sale and purchase of the Series A Secured Notes and the sale and purchase of the Series B Secured Notes to be purchased by the Purchasers shall occur at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 at 10:00 a.m., New York City time, at a closing (the "CLOSING") on September 17, 1998 or on such other Business Day thereafter on or prior to September 30, 1998 as may be agreed upon by the Company and the Purchasers (the "CLOSING DATE"). At the Closing the Company will deliver to Purchaser the Series A Secured Notes to be purchased by Purchaser in the form of a single Secured Note (or such greater number of Secured Notes in denominations of at least $500,000 as Purchaser may request) dated the Closing Date and registered in Purchaser's name (or in the name of Purchaser's nominee), against delivery in the case of the Series A Secured Notes to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to such account or accounts in the United States as shall be designated in writing by the Company to the Purchaser and in the case of the Series B Secured Notes to the Company of Subordinated Notes in the aggregate principal amount of $5,735,000. If at the Closing the Company shall fail to tender such Secured Notes to Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to Purchaser's satisfaction, Purchaser shall, at Purchaser's election, be relieved of all further obligations under this Agreement, without thereby waiving any rights Purchaser may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          Purchaser's obligation to purchase and pay for the Series A Secured Notes to be sold to Purchaser at the Closing is subject to the fulfillment to Purchaser's satisfaction, prior to or at the Closing, of the following conditions:

4.1. REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company contained in this Agreement and in each of the other Note Documents shall be correct when made and at the time of the Closing before and after giving effect to the issue and sale of the Secured Notes and to the application of the proceeds therefrom as contemplated by Section 5.20.

4.2. PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions in this Agreement and the other Note Documents required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Secured Notes (and the application of the proceeds thereof as contemplated by Section 5.20), no Default or Event of Default shall have occurred and be continuing.

4.3.  DOCUMENTS REQUIRED.

          Purchaser shall have received the following documents, each dated as of the Closing Date (except as otherwise specified below) and in the form of the respective Exhibit attached hereto, if any, or otherwise in form and substance satisfactory to Purchaser:

          (a) Corporate Approvals.  Certified copies of (i) the resolutions of
              -------------------
the Board of Directors of the Company approving each Note Document to which it is or is to be a party and the transactions contemplated hereby and thereby and
(ii) all documents evidencing other necessary corporate action with respect to each such Note Document and each such other document and the transactions contemplated hereby and thereby.

          (b) Officers' Certificates.  A certificate from the Company, signed on
              ----------------------
behalf of the Company by its president or a vice president and the secretary or assistant secretary (the statements made in which certificate shall be true on and as of the Closing Date), certifying the following: (i) true and complete copies of the charter and by-laws of the Company as in effect on the date the resolutions specified in clause (a) were adopted and the absence of any amendments to the charter or by-laws since such dates; (ii) the due incorporation and good standing of the Company in its state of incorporation and the absence of any proceeding for the dissolution or liquidation of the Company;
(iii) the accuracy of the representations and warranties made by the Company in the Note Documents before and after giving effect to the issue and sale of the Secured Notes and the application of the proceeds therefrom as contemplated by
Section 5.20, as though made on and as of the Closing Date; (iv) the absence of any event occurring and continuing, or resulting from the issue and sale of the Secured Notes, or the consummation of the transactions contemplated hereby, that constitutes a Default or an Event of Default; and (v) the satisfaction of all conditions precedent by the Company to the issue and sale of the Secured Notes on and as of the Closing Date.

          (c) Incumbency Certificates.  A signed copy of a certificate of the
              -----------------------
secretary or an assistant secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign each Note Document to which it is or is to be a party, and the other documents to be delivered hereunder and thereunder.

          (d) Solvency Certificate.  A certificate from the chief financial
              --------------------
officer of the Company attesting to the Solvency of the Company after giving effect to the transactions contemplated hereby.

          (e) Financial Information.  Copies of the following financial
              ---------------------
statements of the Company, each in scope, form and substance satisfactory to the
Purchaser: (A) each of the audited financial statements referred to in Section 5.4, accompanied by an unqualified opinion of the Auditors; (B) each of the interim financial statements referred to in Section 5.4, together with a certificate of the chief financial officer of the Company with respect thereto; and (C) a pro forma balance sheet of the Company as of August 1, 1998, giving effect to the transactions contemplated hereby, prepared by the Company, and substantially in compliance with Article 11 of Regulation S-X of the Securities and Exchange Commission (assuming such pro forma financial statements were furnished in connection with a public offering), which pro forma financial statements shall be accompanied by a certificate of the chief financial officer of the Company to the effect that, based on his discussions with the Company's Auditors, such pro forma financial statements are substantially in compliance with such Article 11.

          (f) Other Documentation.  Such other documents, agreements or
              -------------------
information as Purchaser may reasonably request.

4.4.  OPINIONS OF COUNSEL.

          Purchaser shall have received favorable opinions, dated the Closing Date,

          (a) from Jack A. Green, General Counsel to the Company, substantially in the form of Exhibit F;

          (b) from Bryan Cave LLP, special counsel to the Company, substantially in the form of Exhibit G;

          (c) from Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., Massachusetts counsel to the Purchaser and the Other Purchasers, in a form satisfactory to the Purchaser and the Other Purchasers; and

          (d) from Moore & Van Allen, North Carolina counsel to the Purchaser and the Other Purchasers, in a form satisfactory to the Purchaser and the Other Purchasers.

4.5.  PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing, the Purchaser's purchase of and payment for the Secured Notes to be purchased by Purchaser at the Closing (a) shall be permitted by the laws and regulations of each jurisdiction to which Purchaser is subject, without recourse to provisions permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) shall not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) shall not subject Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by Purchaser, Purchaser shall have received an Officer's Certificate certifying as to such matters of fact as Purchaser may reasonably specify to enable Purchaser to determine whether such purchase and payment are so permitted.

4.6.  NO LITIGATION OR OTHER PROCEEDINGS.

          There shall exist no action, suit, investigation, litigation or proceeding pending or, to the knowledge of the Company, threatened before any Governmental Authority (i) challenging the consummation of the transactions contemplated hereby or by the Note Documents or (ii) seeking to obtain, or having resulted in the entry of, any judgment, order or injunction that (A) would restrain, prohibit or impose materially adverse conditions on Purchaser's ability to purchase the Secured Notes to be purchased by Purchaser on the Closing Date, (B) could be reasonably expected to have a Material Adverse Effect (except as set forth on Schedule 5.5), or (C) purports to affect the legality, validity or enforceability of any material provision of this Agreement, any other Note Document, any Related Agreement or the consummation of the transactions contemplated hereby, including, without limitation, the Offering.

4.7.  SALE OF OTHER SECURED NOTES.

          Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Secured Notes to be purchased by them at the Closing at an aggregate purchase price of all Secured Notes thereof as specified in Schedule I hereto, and the Company shall have received payment in full therefor (net of all fees and expenses in connection with the transactions contemplated by this Agreement).

4.8.  NO MATERIAL ADVERSE CHANGE.

          There shall not have occurred a Material Adverse Change (in Purchaser's sole opinion) in the business, assets, operations, conditions (financial or otherwise) or prospects of the Company since July 4, 1998.

4.9.  NO MATERIAL ADVERSE CHANGE TO FINANCIAL MARKETS.

          There shall have occurred no material adverse change in financial market conditions generally from those in effect on August 19, 1998 that, in Purchaser's reasonable judgment, would make it impracticable or inadvisable for Purchaser to proceed with Purchaser's purchase of Secured Notes.

4.10. FEES AND EXPENSES.

          Without limiting the generality of Section 13, the Company shall have paid, or caused to have been paid, all accrued fees and expenses incurred in connection with the transactions contemplated by this Agreement and the other Note Documents as of the Closing, including a fee of $250,000 payable to the Purchaser in connection with the sale of the Secured Notes.

4.11. ANCILLARY DOCUMENTS AND PERFECTION OF SECURITY INTEREST.

          (a) The Company shall have executed and delivered to the Agent the Security Agreement, the Trademark Security Agreement, the Patent Security Agreement, the Pledge Agreement, and a mortgage on the Company's property in North Reading, Massachusetts and Lumberton, North Carolina, and shall have taken all actions requested by the Agent necessary or desirable to perfect the security interests contemplated by each such agreement and instrument, including without limitation the filing of Uniform Commercial Code financing statements and the appropriate filings with the United States Patent and Trademark Office.

          (b) The Agent, the Purchasers and the agent under the Revolving Credit Agreement shall have entered into the Intercreditor Agreement.

4.12.  REVOLVING CREDIT AGREEMENT.

          (a) The Revolving Credit Agreement shall be in full force and effect, shall not have been amended except in accordance with Section 4.12(b) hereof and, after giving effect to the consummation of the transactions contemplated hereby, no default or event of default shall have occurred thereunder.

          (b) The aggregate commitments of the lenders under the Revolving Credit Agreement shall have been permanently reduced to not more than $120,000,000, and the financial covenants in Section 7.7 thereof shall be amended to be identical to Section 9.7 hereof. In addition, the Revolving Credit Agreement shall be amended in a manner satisfactory to Purchaser, including without limitation to permit the transactions contemplated by this Agreement, including, without limitation, Sections 7.1, 7.2, and 7.4 thereof.

4.13.  PROCEEDINGS AND DOCUMENTS.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to Purchaser and Purchaser's special counsel, and Purchaser and Purchaser's special counsel shall have received all such counterpart originals or certified or other copies of such documents as Purchaser or they may reasonably request.

4.14.  WARRANT AGREEMENT AND THE WARRANTS.

          The Company shall have delivered to each Purchaser and each Other Purchaser a Warrant Agreement, which will provide for the purchase of such number of shares of Common Stock as specified in Schedule I hereto.


5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to Purchaser that as of the date hereof and the Closing Date (before and after giving effect to the transactions contemplated hereby):

5.1.   CORPORATE EXISTENCE; QUALIFICATION; POWER; LICENSES AND PERMITS.

          The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation,
(ii) is duly qualified and is authorized to do business and is in good standing in every jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect,
(iii) has all corporate power and authority required to own its properties and assets and to carry on its business as now conducted and (iv) has all licenses, authorizations, consents, approvals, franchises, leases, permits, certificates, qualifications, easements, rights of way and other rights required to carry on its business as now conducted which the failure to so have could reasonably be expected to have a Material Adverse Effect. The Company is not in violation of the terms of any such license, authorization, consent, approval, franchise, lease, permit, certificate, qualification, easement, right of way or other right in any such case which would have a Material Adverse Effect.

5.2.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION.

          The execution, delivery and performance by the Company of this Agreement and the other Note Documents executed in connection herewith and therewith and the consummation by Company of the transactions contemplated hereby and thereby, (i) are within the Company's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) except as provided in the Ancillary Documents, require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of any applicable law, statute, ordinance, regulation, rule, order or other governmental restriction or of the Certificate of Incorporation or By-Laws of the Company, (v) do not contravene, or constitute a default under, any agreement, judgment, injunction, order, decree, indenture, contract, lease, instrument or other commitment to which the Company is a party or by which the Company or any of its assets are bound and which could reasonably be expected to have a Material Adverse Effect, and (vi) will not result in the creation or imposition of any material Lien upon any asset of the Company under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or any of its assets may be bound or affected (except as contemplated herein).

5.3.  BINDING EFFECT.

          This Agreement is and, when executed and delivered in accordance with the terms hereof, all of the other Note Documents are or will be the legal, valid and binding obligations of the Company, and are or will be enforceable against the Company in accordance with their terms.

5.4.  INFORMATION.

          The Company has furnished to Purchaser as of the date of this Agreement the following financial statements (the "FINANCIALS") of the Company:
(i) combined balance sheets as of, and combined statements of earnings, changes in consolidated shareholders' equity and changes in consolidated cash flow for the fiscal year ended December 31, 1997 audited by independent certified public accountants, and (ii) unaudited combined balance sheets as of the end of the most recent fiscal quarter ending prior to the Closing Date and the related unaudited combined statements of earnings, changes in shareholders' equity and changes in combined cash flow for the three months then ended. The Financials are and the historical financial statements to be furnished to Purchaser in accordance with Section 6.1 hereof will be in accordance with the books and records of the Company and fairly present the financial condition of the Company at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited financial statements, to normal year-end adjustments), and such financial statements have been and will be prepared in conformity with GAAP consistently applied throughout the periods involved.

5.5.  LITIGATION AND JUDGMENTS.

          Except as set forth on Schedule 5.5, there is no (i) injunction, stay, decree, judgment, writ or order issued and outstanding by any court or arbitrator or any governmental body, agency or official against the Company or any of its Subsidiaries or (ii) action, suit, proceeding, litigation, contested claim, investigation or arbitration pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its Subsidiaries which, in either case, could reasonably be expected to have a Material Adverse Effect, or which in any manner impairs the validity of this Agreement or any of the other Note Documents.

5.6.  COMPLIANCE WITH ERISA.

          As of the date of this Agreement, and except as set forth on Schedule 5.6, neither the Company nor any ERISA Affiliate maintains or contributes to any Benefit Plan. Each Plan has been and is being maintained and funded in all material respects in accordance with its terms and in compliance with all provisions of ERISA and the Code applicable thereto. The Company and each ERISA Affiliate has fulfilled in all material respects its obligations related to the minimum funding standards of ERISA and the Code for each Plan, is in compliance in all material respects with the currently applicable provisions of ERISA and of the Code relating to the qualification with respect to each Plan intended to be so qualified and has not incurred any material liability (other than routine liability for premiums) under Title IV of ERISA. No Termination Event has occurred which has resulted in liability which either has not been satisfied or is not reflected on the Company's financial statements nor has any other event occurred that is likely to result in a Termination Event which could reasonably be expected to have a Material Adverse Effect. No event or events have occurred in connection with which the Company, any ERISA Affiliate, or any Plan, directly or indirectly, is likely to be subject to any liability under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which any such entity has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order which could reasonably be expected to have a Material Adverse Effect. True, correct and complete copies of the following documents have been made available to Purchaser as of the date of this Agreement: (i) each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Company or the ERISA Affiliates, (ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan, (iii) for the three most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan, (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan, (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Company or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions,
(vi) any information that has been provided to the Company or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and (vii) the aggregate amount of the most recent annual payments made to former employees of the Company or any ERISA Affiliate under any Retiree Health Plan.

5.7.  TAXES.

          (a) Except as set forth on Schedule 5.7, the Company and its Subsidiaries have timely filed (inclusive of any permitted extensions) with the appropriate taxing authorities all United States Federal income tax returns and except as set forth on Schedule 5.7 all other material tax returns (including, without limitation, information returns and other material information) in respect of Taxes required to be filed through the date hereof. The information filed is complete and accurate in all material respects. All material deductions taken by the Company and its Subsidiaries as reflected in such income tax returns have been taken in accordance with applicable laws and regulations.

          (b) Except as set forth on Schedule 5.7, all Taxes, in respect of periods beginning prior to the date hereof, have been timely paid, except where the same are being contested in good faith by appropriate proceedings and appropriate reserves therefor have been established and maintained in accordance with GAAP for the accrual thereof as reflected on the audited financial statements for the Company's fiscal year ended December 31, 1997, and, to the extent such reserves are maintained for periods after December 31, 1997, consistent with the Company's past practice.

          (c) Except as set forth in Schedule 5.7, (i) no material deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority against the Company or any of its Subsidiaries other than such deficiencies of which Purchaser have been notified in writing and which are being contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established and maintained as reflected on the audited financial statements for the Company's fiscal year ended December 31, 1997 and in accordance with GAAP, and, to the extent such reserves are maintained for periods after December 31, 1997, consistent with the Company's past practice and (ii) no material tax liens have been filed against any of the Collateral other than Liens permitted under Section 9.4 of this Agreement of which Purchaser has been notified in writing, and which are being contested in good faith by appropriate proceedings, and appropriate reserves therefor have been established and maintained as reflected on the audited financial statements for the Company's fiscal year ended December 31, 1997 in accordance with GAAP and, to the extent such reserves are maintained for periods after December 31, 1997, consistent with the Company's past practice, and to the extent such liens have been bonded in a manner reasonably satisfactory to Purchaser. Except as set forth in Schedule 5.7 or as otherwise disclosed to Purchaser in writing, there are no pending or, to the best of the Company's knowledge, threatened audits, investigations or claims for or relating to any material liability in respect of Taxes, and there are no matters under discussion with any governmental authorities with respect to Taxes which are likely to result in a material additional liability for Taxes. Except as set forth on Schedule 5.7, for all years up to and including the fiscal year ended December 31, 1994, either the period during which any assessments may be made by the Internal Revenue Service have expired without waiver or extension or the federal income tax returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service and such audits have been closed.

5.8.  SUBSIDIARIES.

          The only respective direct or indirect Subsidiaries of the Company as of the date of this Agreement are those listed on Schedule 5.8 attached hereto. Except as set forth on such Schedule, the Company is the record and beneficial owner of all of the shares of capital stock of each of its Subsidiaries listed on such Schedule as being owned by such Company (other than directors' qualifying shares), there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, scrips, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible or exchangeable for such shares. All of such respective shares so owned by Company are owned by it free and clear of any Liens, and all such shares are validly issued, fully paid and non-assessable (except for statutory rights of assessment for wages owed). No Subsidiary of the Company has guaranteed any of the Obligations of the Company under the Revolving Credit Agreement or granted any security interests on any of its assets to secure the payment of any such Obligations.

5.9.  NOT AN INVESTMENT COMPANY.

          Neither the Company nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Note Documents or to perform its obligations hereunder or thereunder.

5.10. NO CONFLICTING REQUIREMENTS.

          Neither the Company nor any of its Subsidiaries is in default under any term or provision of any charter, by-law, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ, injunction, contract, lease or other commitment to which any of them is a party or by which any of them is bound such that such violations or defaults in the aggregate could reasonably be expected to have a Material Adverse Effect. The

Company knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which would individually, or when aggregated with other such disputes, be reasonably likely to have a Material Adverse Effect.

5.11. DEBT.

          The Company has no Debt that is senior, pari passu or subordinated in right of payment to its Obligations under the Secured Notes or under this Agreement, except for Debt permitted pursuant to Section 9.1 of this Agreement.

5.12. TITLE TO PROPERTIES AND ASSETS.

          (a) Except for (i) Liens permitted pursuant to Section 9.4 hereof and/or disclosed to the Purchaser in Schedule 5.12(a) and (ii) such imperfections of title that represent imperfections of title or easements of record, if any, which do not materially detract from the value or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations, the Company has (a) good and marketable fee simple title to the Owned Real Property material to its business and the Owned Real Property on which a Lien has been granted to Agent and valid leasehold interests in all of its Leased Real Property material to its business and (b) good and marketable title to all of its other material property and assets owned by the Company at any time (including, without limitation, all of its Accounts and Inventory), other than properties disposed of in any manner permitted under this Agreement. The Company enjoys peaceful and undisturbed possession of all its material Real Estate and there is no pending or, to the best of its knowledge, threatened condemnation proceeding relating to any Real Estate which could reasonably be expected to have a Material Adverse Effect. The leases with respect to the Leased Real Property, are referred to collectively as the "Leases." No default exists under any Lease which could reasonably be expected to have a Material Adverse Effect. All of the Structures and other tangible assets owned, leased or used by the Company in the conduct of its business are (a) insured as required by the terms of this Agreement and the other Note Documents, (b) sufficient for the operation of the business of the Company and its Subsidiaries as presently conducted and (c) in conformity with all applicable laws, ordinances, orders, regulations and other requirements (including applicable zoning, environmental, motor vehicle safety, occupational safety and health laws and regulations) relating thereto, except where the failure to conform could not reasonably be expected to have a Material Adverse Effect.

          (b) The Company possesses adequate assets, licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications and tradenames to continue to conduct its business as presently conducted. Schedule 5.12(b) attached hereto sets forth as of the date of this Agreement (i) all of the federal, state and foreign registrations of the registered trademarks of the Company and all pending applications for any such registrations and (ii) all of the patents of the Company and all pending applications therefor (collectively, together with all service marks and other marks and all applications therefor, tradenames and other trade rights of the Company, the "PROPRIETARY RIGHTS"). As of the date of this Agreement, the Company is the owner of each of the trademarks and patents listed on Schedule 5.12(b) as indicated on such schedule and except as set forth on such Schedule and, except pursuant to licenses granted in the ordinary course of business, no other Person has the right to exploit such patents or use any of such marks in commerce either in the identical form or in such near resemblance thereto as may be likely to cause confusion or to cause mistake or to deceive. As of the date of this Agreement each of the trademarks listed on Schedule 5.12(b) is a valid and subsisting federally registered trademark of the Company having the registration number and issue date set forth on Schedule 5.12(b) and each of the patents listed on
Schedule 5.12(b) is a valid and subsisting patent of the Company having the patent number and issue date set forth on Schedule 5.12(b). As of the date of this Agreement except as disclosed on Schedule 5.12(b), no Person has a right to receive any material royalty or similar payment from the Company in respect of any such registered Propriety Rights. As of the date of this Agreement the Company has not granted any material license except as disclosed on Schedule 5.12(b) hereto or such licenses as were granted in the ordinary course of the Company's business, or sold or otherwise transferred any interest in any of the Proprietary Rights to any other person. The Company is not aware that the use of any of the material Proprietary Rights by the Company is infringing upon or otherwise violating the rights of any third party in or to such Proprietary Rights which violation or infringement could reasonably be expected to result in a material liability to the Company, and no proceeding has been instituted against or notice received by the Company that are presently outstanding alleging that the use of any of the material Proprietary Rights infringes upon or otherwise violates the rights of any third party in or to any of the material Proprietary Rights which, if successful, could reasonably be expected to materially adversely affect the fair market value of any such material Proprietary Rights or the rights granted therein to Purchaser including, without limitation, the validity, priority or perfection of the security interest granted therein to Purchaser under the Ancillary Documents or Purchaser's remedies therein or in this Agreement. All of the material Proprietary Rights of the Company and the Subsidiaries are valid and enforceable rights of the Company and the Subsidiaries and will not cease to be valid and in full force and effect by reason of the execution and delivery of this Agreement or the Note Documents or the consummation of the transactions contemplated hereby or thereby.

          (c) The capital stock of each Subsidiary (including, without limitation, each Foreign Subsidiary, provided that for any Foreign Subsidiary which constitutes a "Controlled Foreign Corporation" within the meaning of
Section 951 of the Code, Company shall not be required to pledge hereunder or under the other Note Documents more than 65% of the combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote), in each case which is owned directly or indirectly by the Company, has been delivered and pledged to the Agent under the Pledge Agreements; excluding, however, the capital stock of any Subsidiary owned directly or indirectly by a Subsidiary of the Company one hundred percent (100%) of which is not owned directly or indirectly by the Company. The owners of all such capital stock are parties as pledgors under the Pledge Agreements.

5.13. COMPLIANCE WITH LAW.

          Neither the Company nor any of its Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency or any self regulatory organization, or any judgment, decree or order of any court, applicable to its business or operations except where the aggregate of all such violations or failures to comply would not have a Material Adverse Effect. The conduct of the businesses of the Company and each of its Subsidiaries is in conformity with all securities, commodities, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements and requirements of any self regulatory organizations, except where the aggregate of all such non-conformities could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice to the effect that, or otherwise been advised that, it is not in compliance with, and neither the Company nor any of its Subsidiaries has any reason to anticipate that any presently existing circumstances are likely to result in the violation of, any such statute, law, ordinance, regulation, rule, judgment, decree or order which failure or violation could reasonably be expected to have a Material Adverse Effect.

5.14. COMPLIANCE WITH ENVIRONMENTAL LAWS.

          (a) The Company and each of its Subsidiaries have complied with and are currently in compliance with any Environmental Laws, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

          (b) No solid or hazardous or toxic wastes or hazardous substances (as defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resources Conservation and Recovery Act and the Superfund Amendments and Reauthorization Act of 1986, as amended or under any successor or similar law or any applicable state or local law), are processed, discharged, stored, treated, disposed of, or managed at any facility owned, leased or operated by the Company or any Subsidiary thereof or, at the request or behest of the Company or any Subsidiary thereof, at any adjoining site, so as to require a license, permit or authorization of any type from any governmental authority, other than licenses, permits and authorizations which have been obtained and are in full force and effect or where the failure to obtain such a license, permit or authorization could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 5.14 hereto, as of the date of this Agreement no governmental or private actions to enforce environmental or pollution control laws are pending against the Company or any Subsidiary thereof, or against or with respect to any facility owned, operated or leased by the Company or any Subsidiary thereof. Except as disclosed on Schedule 5.14 and except where any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance, and (ii) neither the Company nor any of its Subsidiaries have any contingent liability of which the Company has knowledge in connection with any release of any hazardous or toxic waste, substance or constituent, or other substance into the environment, nor has the Company or any Subsidiary received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

          (c) Except as disclosed on Schedule 5.14 and other than any pending workers' compensation claims which individually and in the aggregate are not significant to the Company, no action, suit or proceeding brought by any employee of the Company or any Subsidiary thereof or any other Person involving
(i) a claim for damages in excess of $100,000 or (ii) claims for damages under $100,000 and which, in either such case, in the aggregate could reasonably be expected to have a Material Adverse Effect, in each case based on alleged damage to health caused by any such hazardous or toxic substance or by any waste or by-product thereof, is pending before any court or arbitrator or any governmental body, agency or official.

5.15. SECURITY INTERESTS AND LIENS; INVENTORY AND EQUIPMENT.

          There are no Liens in favor of third parties with respect to any of the Collateral, including, without limitation, with respect to the Inventory, wherever located, other than Liens permitted pursuant to Section 9.4 hereof. To the best of the Company's knowledge, no lessor, warehouseman, filler, processor or packer of the Company or any of its Subsidiaries (other than Foreign Subsidiaries) has granted any Lien with respect to the Inventory maintained by the Company or any of its Subsidiaries (other than Foreign Subsidiaries) at the property of any such lessor, warehousemen, filler, processor or packer. Upon the proper filing of financing statements and the proper recordation of other applicable documents with the appropriate filing or recordation offices in each of the necessary jurisdictions, the security interests granted pursuant to the Note Documents on the Filing Assets and the Real Estate with respect to which Mortgages have been filed constitute and shall at all times constitute the valid and enforceable perfected Liens on such Collateral, subject only to prior Liens existing on the Closing Date and set forth on Schedule 5.15 hereto and Liens permitted pursuant to Section 9.4 hereof. The Company is or will be at the time additional Collateral is acquired by it, the absolute owners of the Collateral with full right to pledge, sell, consign, transfer and create a Lien therein, free and clear of any and all Liens in favor of third parties, except for Liens permitted pursuant to Section 9.4 hereof. No consents, filings or recordings are required in order to perfect the security interests created by the Pledge Agreements.

5.16. LABOR RELATIONS.

          The Company is not engaged in any material unfair labor practices which could reasonably be expected to result in a material liability to the Company, materially increase the costs of operations or materially decrease the revenue generated from the Company's operations or which could otherwise reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or, to the best knowledge of the Company, threatened against it, before the National Labor Relations Board, and no material grievance or significant arbitration proceeding arising out of or under collective bargaining agreements is so pending against the Company or, to the best knowledge of the Company, threatened against it, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or, to the best knowledge of the Company, threatened against it which, in the case of the items described in the preceding clauses (i) and (ii) could reasonably be expected to result in a material liability to the Company, materially increase the costs of the Company's operations or materially decrease the revenue generated from the Company's operations or which could otherwise reasonably be expected to have a Material Adverse Effect, and
(iii) no union representation question with respect to the employees of the Company and no union organizing activities which representation question or organizing activity could reasonably be expected to have a Material Adverse Effect. There are no controversies pending or, to the best knowledge of the Company, threatened between the Company and any of its employees, other than (i) employee grievances and other controversies arising in the ordinary course of business which could not, in the aggregate, be reasonably expected to have a Material Adverse Effect and (ii) employee grievances and other controversies arising outside the ordinary course of business of which Purchaser have received written notice and could not reasonably be expected to have a Material Adverse Effect.

5.17. UCC FILING INFORMATION.

          As of the date of this Agreement the chief executive office and principal place of business of the Company is as set forth on Schedule 5.17, which office is the place where the Company is "located" for the purposes of
Section 9-103(3)(d) of the UCC. As of the date of this Agreement the places where the Company keeps its books, chattel paper and records concerning its respective Accounts or regularly keeps any Inventory are also identified on
Schedule 5.17. As of the date of this Agreement there is no jurisdiction located in the United States in which the Company or any of its Subsidiaries have any assets, equipment or Inventory (except for vehicles, Inventory in transit for processing in the ordinary course of business, or immaterial items) other than those jurisdictions listed on Schedule 5.17. Schedule 5.17 is a true, correct and complete list as of the date of this Agreement of (i) the address of all offices where records and books of account of the Company and each of its Subsidiaries are kept, and (ii) to the best knowledge of Company, the legal names and addresses of each warehouseman, filler, processor and packer at which Inventory is stored as of the date of this Agreement. None of the receipts received by the Company from any warehouseman, filler, processor or packer states that the goods covered thereby are to be delivered to bearer or to the order of a named person or to a named person and such named person's assignees.

5.18. SOLVENCY.

          On and at all times after the Closing Date the fair saleable value of the Company's assets exceeds all probable liabilities, including those to be incurred pursuant to this Agreement. On and at all times after the Closing Date, the Company (i) does not have unreasonably small capital in relation to the business in which it is or proposes to be engaged and (ii) has not incurred, and does not believe that it will incur after giving effect to the transactions contemplated by this Agreement, debts beyond its ability to pay such debts as they become due.

5.19. FICTITIOUS BUSINESS NAMES.

          Neither the Company nor any of its Subsidiaries has conducted any material amount of business on or after August 1, 1993 under any corporate or fictitious name other than the corporate name shown on its or such Subsidiary's Articles or Certificate of Incorporation, as disclosed on Schedule 5.19 or as disclosed to Purchaser in writing from time to time.

5.20.  USE OF PROCEEDS.

          All proceeds of the sale of the Series A Secured Notes to Purchasers have been or will be used only to repay a portion of the outstanding borrowings under the Revolving Credit Agreement and to pay certain fees and expenses associated with the sale of the Series A Secured Notes.

          The Series B Secured Notes will be issued in exchange for Subordinated Notes in aggregate principal amount of $5,735,000.

5.21.  MARGIN SECURITY.

          The Company does not own any margin security and none of the proceeds of the sale of the Secured Notes have been used for the purpose of purchasing or carrying any margin securities of for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U or X of the Board of Governors of the Federal Reserve System.

5.22.  SURVIVAL OF REPRESENTATIONS.

          All representations made by the Company in this Agreement and in any other Note Document executed and delivered in connection herewith shall survive the execution and delivery hereof and thereof.

5.23.  AFFILIATE TRANSACTIONS.

          Except as set forth on Schedule 5.23 hereto, neither the Company nor any Subsidiary is a party to or bound by any agreement or arrangement (whether oral or written) to which any Affiliate of the Company or any Subsidiary is a party except as permitted pursuant to Section 9.8 hereof.

5.24.  ACCURACY AND COMPLETENESS OF INFORMATION.

          All factual information heretofore, contemporaneously or hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to Purchaser or the Auditors for purposes of or in connection with this Agreement or any Note Documents, or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time. There is no fact now known to any officer of the Company or any of its Subsidiaries which has, or would have, a Material Adverse Effect which fact has not been set forth herein, in the Financial Statements, or some certificate, opinion or other written statement made or furnished by the Company to Purchaser.

5.25. STATUS OF ACCOUNTS.

          The Company confirms to the Purchaser that any or all taxes or fees relating to its business, its sales, the Accounts or the goods relating thereto, are its sole responsibility and that all such material taxes will be paid by the Company when due (unless duly contested and adequately reserved for) and that none of such taxes or fees (including any immaterial taxes or fees) is or will become a Lien (other than a Permitted Lien) on or claim against the Accounts. The Company's books and records are marked to reflect the Purchaser's interest in the Accounts.

6.    REPRESENTATIONS OF THE PURCHASER.

6.1.  PURCHASE FOR INVESTMENT.

          Purchaser represents that Purchaser (a) is purchasing the Secured Notes and the Warrants for Purchaser's own account or for one or more separate accounts maintained by Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof in violation of the securities laws of the United States or any state thereof, provided that the disposition of Purchaser's property shall at all times be within Purchaser's control, and (b) is an "accredited investor" as defined in Rule 501(a) of the Securities Act and able to evaluate the merits and risks, including illiquididty, of the investment. Purchaser understands that the Secured Notes and the Warrants have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Secured Notes.

6.2.  SOURCE OF FUNDS.

          Purchaser represents that at least one of the following statements is an accurate representation as to each source of funds (a "FUNDS SOURCE") to be used by Purchaser to pay the purchase price of the Secured Notes to be purchased by Purchaser hereunder:

          (a) the Funds Source does not constitute the assets of an Employee Benefit Plan;

          (b) the Funds Source will constitute assets of an insurance company general account (as such term is used in PTCE 95-60 issued by the United States Department of Labor) and the purchase of the Secured Notes by Purchaser is entitled to the exemption granted by PTCE 95-60; provided that the Company is not Purchaser's "affiliate" (within the meaning of Section V(a) of PTCE 95-60);

          (c) if any part of any Funds Source will be from the assets of any separate account maintained by Purchaser in which any Employee Benefit Plan (or its related trust) has an interest, at least one of the following statements with respect to such Funds Source is accurate:

               (i) such separate account is maintained solely in connection with Purchaser's fixed contractual obligations under which amounts payable or credited to such Employee Benefit Plan and to any participant or beneficiary thereof (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

               (ii) the Funds Source will constitute assets of a "pooled separate account" (as such term is used in PTCE 90-1 issued by the United States Department of Labor) and the purchase of the Secured Notes by Purchaser is entitled to the exemption granted under PTCE 90-1; provided that the Company is not Purchaser's "affiliate" (within the meaning of PTCE 90-1);

          (d) the Funds Source will constitute assets of a "bank collective fund" (as such term is used in PTCE 91-38 issued by the United States Department of Labor) and either (A) prior to the Closing Date, Purchaser shall have disclosed to Apollo the name of each Employee Benefit Plan whose assets in such bank collective fund exceed or are expected to exceed 10% of the total assets of such fund as of the Closing Date or (B) the purchase of Secured Notes by Purchaser is entitled to the exemption granted under PTCE 91-38; provided that the Company is not Purchaser's "affiliate" (within the meaning of PTCE 91-38); or

          (e) the Funds Source will constitute assets of an "investment fund" managed by a "qualified plan asset manager" (as both such terms are defined in Part V of PTCE 84-14 issued by the United States Department of Labor) (a "AQPAM"); the QPAM and the Employee Benefit Plans on whose behalf the QPAM is acting have been disclosed to Apollo and the purchase of Secured Notes by Purchaser is entitled to the exemption granted under PTCE 84-14; provided that the Company nor any "affiliate" (within the meaning of PTCE 84-14) thereof, has, as of the Closing Date, or has exercised during the calendar year immediately preceding the Closing Date, the authority to (A) appoint or terminate the QPAM on behalf of any such Employee Benefit Plan or (B) negotiate on behalf of any such Employee Benefit Plan the terms of its management agreement with the QPAM (including, without limitation, any renewals or modifications thereof).

          For purposes of paragraphs (c) and (d) of this Section 6.2, all Employee Benefit Plans maintained by the same employer or employee organization are deemed to be a single plan.

6.3. PLACEMENT AGENT.

          Purchaser acknowledges that no representation or warranty, express or implied, is made by the Placement Agent or its representatives as to the accuracy or completeness of the information set forth herein or in the Private Placement Memorandum (the "PRIVATE PLACEMENT MEMORANDUM"), dated August 1998, relating to the sale of the Secured Notes and the Warrants, and nothing contained herein or in the Private Placement Memorandum is, or shall be relied upon as, a promise or representation of the Placement Agent or its representatives, whether as to the past or future. Neither the Placement Agent nor its representatives has independently verified any of such information, and neither the Placement Agent nor its representatives assumes any responsibility for the accuracy or completeness of this Agreement or the Private Placement Memorandum.

7.   PREPAYMENT OF THE SECURED NOTES.

7.1. VOLUNTARY PREPAYMENTS.

          The Company may, upon not less than fifteen Business Days' notice to the holders of Secured Notes, prepay the unpaid principal amount of the Secured Notes, in whole or in part, together with accrued interest thereon to the date of such prepayment on the principal amount prepaid; provided that each partial prepayment shall be in an aggregate principal amount of not less than $1,000,000.

7.2. MANDATORY PREPAYMENTS.

          (a) Upon receipt by the Company of the Net Cash Proceeds from any Asset Disposition which exceeds $250,000 individually or which, together with the Net Cash Proceeds from other Asset Dispositions during the same fiscal year, exceeds $1,000,000 in the aggregate, the Company shall prepay the Secured Notes in an amount equal to the lesser of (i) the then outstanding aggregate principal amount of the Secured Notes and (ii) the amount of such excess Net Cash Proceeds less, in either case, the portion, if any, of such excess proceeds required to
----
be applied to the repayment of indebtedness and other obligations outstanding under the Revolving Credit Agreement in accordance with the terms and conditions thereof, in either case together with accrued interest to the date of such prepayment on the principal amount of the Secured Notes so prepaid and all fees, expenses and other payments due to the holders of the Secured Notes under the Note Documents; provided, however, to the extent such excess Net Cash Proceeds
                --------  -------
otherwise required to be applied to prepayment of the Secured Notes as hereabove set forth will be used within 180 days of such Asset Disposition to purchase replacement assets or other capital assets (as certified by the Company to the Purchaser), no such prepayment of the Secured Notes shall be required unless any of such excess Net Cash Proceeds shall remain unused at the end of such 180 day period, in which case the Company shall, at the end of such 180 day period, certify to the Purchaser the amount of such excess Net Cash Proceeds not so used, and shall prepay the Secured Notes on the first Business Day after the end of such period in an amount equal to the lesser of (i) the then outstanding aggregate principal amount of the Secured Notes and (ii) the amount of such excess Net Cash Proceeds from such sale, lease, transfer or other disposition not used to purchase replacement assets or other capital assets, in either case together with accrued interest to the date of such prepayment on the principal amount of Secured Notes so prepaid and all fees, expenses and other payments due to the holders of the Secured Notes under the Note Documents. To the extent necessary, any prepayment provided for herein shall be made with the proceeds of advances under the Revolving Credit Agreement.

          (b) Upon receipt of any Equity Offering Proceeds, the Company shall prepay the Secured Notes in an amount equal to the lesser of (i) the then outstanding aggregate principal amount of the Secured Notes and (ii) twenty-five percent (25%) of such Equity Offering Proceeds, regardless of whether received from the issuance of Common Stock (or warrants or options to acquire the same) or received from the issuance of preferred stock (or warranty or options to acquire the same), in either case together with accrued interest to the date of such prepayment on the principal amount of the Secured Notes so prepaid and all fees, expenses and other payments due to the holders of the Secured Notes under the Note Documents. To the extent necessary, any prepayment provided for herein shall be made with advances under the Revolving Credit Agreement.

          (c) Upon receipt of the proceeds (after deduction for fees, taxes, costs and expenses reasonably incurred or to be incurred in connection therewith) of any issuance of Debt permitted by Section 9.1(f), the Company shall prepay the Secured Notes in an amount equal to the lesser of (i) the then outstanding aggregate principal amount of the Secured Notes and (ii) the net amount of such proceeds less, in either case, the portion, if any, of such
                        ----
proceeds required to be applied to repayment of the indebtedness and other obligations outstanding under the Revolving Credit Agreement in accordance with the terms and conditions thereof, in either case together with accrued interest to the date of such prepayment on the principal amount of the Secured Notes so prepaid and all fees, expenses and other payments due to the holders of the Secured Notes under the Note Documents. To the extent necessary, any prepayment provided for herein shall be made with the proceeds of advances under the Revolving Credit Agreement.

7.3.  ALLOCATION OF PARTIAL PREPAYMENTS.

          Each partial prepayment of the Secured Notes pursuant to Section 7.1 or 7.2 shall be allocated (in integral multiples of $1,000) first among all of the Series A Secured Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments to the extent applicable to compensate for any prior prepayments not made exactly in such proportion. After all Series A Secured Notes are paid in full, each partial prepayment of the Secured Notes pursuant to Section 7.1 or 7.2 shall be allocated (in integral multiples of $1,000) first among all of the Series B Secured Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments to the extent applicable to compensate for any prior prepayments not made exactly in such proportion

7.4.  MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Secured Notes pursuant to Section
7.1 or 7.2, the principal amount of each Secured Note to be so prepaid or repurchased shall mature and become due and payable on the date fixed for such prepayment or repurchase, together with interest on such principal amount accrued to such date. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Secured Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Secured Note shall be issued in lieu of any prepaid or repurchased principal amount of any Secured Note.

7.5. PURCHASE OF SECURED NOTES.

          The Company will not purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Secured Notes except in accordance with the terms of this Agreement and the Secured Notes. The Company will promptly cancel all Secured Notes acquired by it pursuant to any payment, prepayment or purchase of Secured Notes pursuant to any provision of this Agreement and no Secured Notes may be issued in substitution or exchange for any such Secured Notes; provided, however, that the Company shall not purchase,
                    --------- -------
redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Series B Secured Notes if at the time thereof there are outstanding any Series A Secured Notes.

8.   AFFIRMATIVE COVENANTS.

          The Company covenants and agrees that, so long as any of the Secured Notes are outstanding, the Company shall perform all covenants in this Section 8.

8.1. INFORMATION.

          (a)  The Company will deliver to Purchaser:

               (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto unless the securities, covered thereby are held or distributed by the Company, other than any registration statement on Form S-3 to the extent that it relates to a secondary offering, and other than any registration statement on Form S-8 or its equivalent) and reports on Form 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the SEC, and promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

               (ii) no later than 45 days after the end of each of the end of each of the first three quarters of each fiscal year and no later than 90 days after the end of each fiscal year, (A) a certificate of the chief financial officer or client accounting officer of the Company setting forth in reasonable detail any calculations required to establish whether the Company was in compliance with the requirements of Sections 9.5, 9.6 and
     9.7 hereof as of the end of such quarter or year, a the case may be, and
     (B) a compliance certificate in the form of Exhibit H attached hereto (the "Compliance Certificate");

               (iii) within three Business Days of any officer of the Company obtaining knowledge of any Event of Default or any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

               (iv) prompt notice, in reasonable detail, of any material change relating to the type, quarterly or quantity of any material portion of the Collateral, or any event which could have a material adverse effect on the value of the Collateral or any event affecting the validity or priority of the security interests granted to the Agent and the Purchasers in the Collateral; and

               (v) within three Business Days of the chief executive officer, chief financial officer, chief accounting officer, controller or other senior financial officer of the Company obtaining knowledge of any Material Adverse Effect, a certificate of the chief financial officer or accounting officer of the Company setting forth details thereof and the action which the Company is taking or proposes to take with respect thereto.

          (b) In addition, at the written request of the Purchaser, the Company will deliver:

               (i) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of earnings, changes in consolidated shareholders equity and changes in consolidated cash flow for such fiscal year, setting forth in the case of each consolidated financial statement in comparative form the figures for the previous fiscal year, including the previous fiscal year budget; all (except for the consolidating statements) accompanied by an opinion of the Auditors unqualified as to scope of audit and stating that such financial statements present fairly in all material respects the financial position of the Company and its Consolidated Subsidiaries and the results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles and otherwise reported on in a manner acceptable to the Securities and Exchange Commission, accompanied by a written statement signed by the Auditors as to whether in the course of such firm's audit anything of a financial or accounting nature has come to its attention to cause it to believe that any Default or Event of Default existed on the date of such statements and stating whether anything has come to its attention to cause it to believe the calculations set forth in the officers certificate delivered pursuant to subsection (c) below were not prepared in accordance with the terms hereof;

               (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of earnings, changes in consolidated shareholders equity and changes in consolidated cash flow for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of each consolidated financial statement in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, including the previous fiscal year budget, all certified

     (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or the chief accounting officer of the Company;

          (c) as soon as available and in any event within 30 days after the end of each of the first two months of each fiscal quarter (45 days in the case of the last month of each fiscal year of the Company), statements of earnings and consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as of the end of such month, and related changes in consolidated cash flow for such month and for the portion of the Company's fiscal year ended at the end of such month, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the chief financial officer or chief accounting officer of the Company;

          (d) as soon as available and in any event no later than 60 days after the last day of each fiscal year of the Company, copies of annual budgets and other similar materials prepared by or for the Company and any of its Subsidiaries, which budgets and other information shall be presented on a monthly basis for the then current fiscal year and on an annual basis for each subsequent fiscal year;

          (e) if and when any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

          (f) within three Business Days of any officer of the Company obtaining knowledge of (i) any litigation or proceeding affecting the Company or any Subsidiary in which the amount involved is $3,000,000 or more and is not covered by insurance or in which injunctive or similar relief is sought, or (ii) any order, judgment or decree in excess of $1,000,000 which shall have been entered against the Company or any Subsidiary or any of their respective properties or assets, a certificate of the chief financial officer or accounting officer of the Company setting forth details thereof and the action which the Company is taking or proposes to take with respect thereto;

          (g) prompt notice of any notification of a violation of any law or regulation received by the Company or any Subsidiary from any local, state, federal or foreign governmental authority or agency which violation could reasonably be expected to have a Material Adverse Effect; and

          (h) from time to time such additional information regarding the financial position or business of the Company or any Subsidiary as Purchaser may reasonably request.

8.2.  PAYMENT OF OBLIGATIONS.

          The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, all of their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with GAAP, appropriate reserves for the accrual of any of the same.

8.3.  MAINTENANCE OF PROPERTY; INSURANCE.

          (a) The Company will keep, and will cause each of its Subsidiaries (other than Foreign Subsidiaries) to keep, all material property useful and necessary in their businesses in good working order and condition (ordinary wear and tear, casualty and condemnation excepted) and not commit or suffer any waste with respect to any of its material properties.

          (b) The Company agrees to maintain, and to cause each of its Subsidiaries (other than Foreign Subsidiaries) to maintain, public liability insurance, third party property damage and replacement cost insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as shall be customary for corporations similarly situated in the industry. Such insurance may include levels of self insurance comparable to those in place on the date of this Agreement or as shall be customary for corporations similarly situated in the industry. All policies covering the Collateral are to name the Company and the Agent as additional insureds and loss payees in case of loss, as their interests may appear, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. Certificates of all insurance policies are to be delivered to the Agent (with true copies of such policies to be made available to Agent) on or prior to the Closing Date, and such policies shall have all premiums with respect thereto currently paid and contain loss payable endorsements in the Agent's favor, and shall provide for not less than ten (10) days prior written notice to the Agent, of the exercise of any right of cancellation. In the event the Company or any of its Subsidiaries (other than Foreign Subsidiaries) fail to respond in a timely and appropriate manner (as determined by the Agent in its reasonable discretion) with respect to collecting under any insurance policies required to be maintained under this Section 8.3, the Agent shall have the right, in the name of the Company or any Subsidiary (other than a Foreign Subsidiary) of the Company, to file claims under such insurance policies, to receive and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The Company shall provide written notice to the Agent of the occurrence of any of the following events within five (5) Business Days after the occurrence of such event: any material asset or property owned or used by any Company or any of the Company's Subsidiaries (other than a Foreign Subsidiary) (i) is damaged or destroyed, or suffers any other loss, or (ii) is, or the Company receives notice of the institution of any proceeding pursuant to which any such asset or property could reasonably be expected to be, condemned, confiscated or otherwise taken, in whole or in part, or the use thereof is otherwise diminished so as to render impracticable or unreasonable the use of such asset or property for the purposes to which such asset or property were used immediately prior to such condemnation, confiscation or taking, by exercise of the powers of condemnation or eminent domain or otherwise, and in either case the amount of the damage, destruction, loss or diminution in value is in excess of $1,000,000 (collectively, a "CASUALTY LOSS"). The Company shall diligently file and prosecute its claim or claims for any award or payment in connection with a Casualty Loss. In the event of a Casualty Loss with respect to any of the Collateral, the Company shall pay to the Agent, promptly upon receipt thereof, any and all insurance proceeds and payments received by the Company or any of its Subsidiaries on account of damage, destruction, loss, condemnation or eminent domain proceedings (excluding, however, business interruption insurance and the proceeds thereof) less, in either case, the portion, if any, of such proceeds required to be
----
applied to the repayment of indebtedness and other obligations outstanding under the Revolving Credit Agreement in accordance with the terms and conditions thereof. So long as no Default or Event of Default shall have occurred and be continuing, the Company may use such proceeds and payments to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss or, if such asset or property is not material to the operations of Company, may use such proceeds and payments as otherwise permitted pursuant to the terms of this Agreement and after the occurrence and during the continuance of any Default or Event of Default the Agent may, at its election in its sole discretion either (a) apply ratably the proceeds realized from Casualty Losses to payment of accrued and unpaid interest or outstanding principal under the Secured Notes less, in either case, the portion, if any, of such excess proceeds
              ----
required to be applied to the repayment of indebtedness and other obligations outstanding under the Revolving Credit Agreement in accordance with the terms and conditions thereof or (b) pay such proceeds to the Company to be used to repair, replace or rebuild the asset or property or portion thereof that was the subject of the Casualty Loss. After the occurrence and during the continuance of an Event of Default, (i) no settlement on account of any such Casualty Loss shall be made without the Agent's consent and (ii) the Agent may participate in any such proceedings and the Company shall deliver to the Agent such documents as may be requested by the Agent to permit such participation and shall consult with the Agent, the Agent's attorneys and agents in the making and prosecution of such claim or claims.

8.4.  COMPLIANCE WITH LAWS.

          The Company will comply, and cause each of its Subsidiaries to comply with all acts, regulations, orders, directions and ordinances of any legislative, administrative or judicial body or official, applicable to the Collateral or any part thereof, or to the operation of their business (including, without limitation ERISA and the rules and regulations thereunder) except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

8.5. INSPECTION OF PROPERTY, BOOKS AND RECORDS; CHANGE OF NAME, PRINCIPAL PLACE OF BUSINESS, LOCATION OF COLLATERAL, ETC.

          The Company will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to their businesses and activities; the Company shall make no significant change in its accounting practices except as permitted or required by GAAP. The Company shall have the right, however, to change its fiscal year on one occasion, provided, however, as
                                                           --------- -------
a condition precedent thereto, the Company shall, at the request of the Agent, enter into an amendment of this Agreement and each of the Other Agreements, sufficient to make this Agreement and the Other Agreements (and the terms contained herein and therein), after effectuation of such proposed change in fiscal year, financially and economically equivalent to this Agreement and the Other Agreement as it and they existed prior to the effectuation of such proposed change. The Company agrees that the Agent or its agents may enter upon the premises of the Company or any of its Subsidiaries at any time and from time to time, during normal business hours and upon reasonable prior notice, and at any time at all and without notice on and after the occurrence and during the continuance of an Event of Default, for the purpose of (i) inspecting the Collateral, (ii) inspecting and/or copying (at Company's expense) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of the Company with any officers, employees and directors of the Company or with the Auditors. The Purchaser may accompany the Agent on any such visit at the Purchaser's own expense. The Company agrees to afford the Agent ten
(10) Business Days prior written notice of (a) any new or additional location of any Collateral at which location Collateral having an aggregate value in excess of $1,000,000 will be located, (b) any change in the location of its chief executive office or any new or additional places of business (other than new retail locations for which the Company shall give Agent written notice within fifteen (15) days after the opening thereof) from the locations specified in
Schedule 5.17, and (c) any change in its corporate name and, in each such case, the Company further agrees to execute in advance of such addition or change and cause to be filed and/or delivered to the Agent any financing statements or other documents required by the Agent.

8.6.  COMPLIANCE WITH NOTE DOCUMENTS.

          The Company will comply, and will cause each of its Subsidiaries to comply, with the terms of each of the Note Documents.

8.7.  COVENANT TO MORTGAGE AFTER-ACQUIRED PROPERTY.

          With respect to any real property, acquired and held in fee or owned by the Company at any time after the date hereof, and having a gross cost individually in excess of $2,500,000, as soon as possible and in no event later than 90 days after the relevant acquisition date and/or construction completion date, whichever is later, the Company shall grant to the Agent, for the benefit of the Purchasers, a Lien on all such property, subject to the Liens granted to secure the indebtedness under the Revolving Credit Agreement and the Permitted Liens, upon the terms set forth in the Mortgage, as appropriate, and satisfactory in form and substance to the Agent; provided, however, that in the
                                                 --------  -------
event (i) such real property is encumbered with a purchase money mortgage permitted pursuant to Section 9.4(f) hereof or any extensions, modifications and replacements thereof permitted pursuant to Section 9.4(i), (ii) the holder of such Lien and the Agent have entered into an intercreditor agreement reasonably satisfactory to the Agent permitting the Agent access to such real property for a reasonable period of time to the extent necessary to assemble, complete and sell any Collateral located thereon and
(iii) no Event of Default shall have occurred and be continuing, the Company shall not be required to grant the Agent a Lien on such real property. The Company, at its own expense, shall execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in the appropriate governmental office, any document or instrument reasonably deemed by the Agent to be necessary or desirable for the creation and perfection of the foregoing Liens.

8.8.  CORPORATE EXISTENCE.

          The Company (i) except as otherwise permitted pursuant to Section 9.5, shall maintain its corporate existence, shall maintain in full force and effect all material licenses, bonds, franchise, leases, qualifications to do business, trademarks, patents, contracts and other rights necessary for the conduct of its businesses, (ii) shall continue in, and limit its operations to, the same general lines of business as that presently conducted by it and reasonable extensions thereof and (iii) shall comply with all applicable laws and regulations of any federal, state or local governmental authority, except in each case when noncompliance with the foregoing would not, in the aggregate, have a Material Adverse Effect.

8.9.  ERISA.

          The Company shall deliver to the Agent, at the Company's expense, the following information at the times specified below:

          (a) within twenty (20) Business Days after the Company or any ERISA Affiliate knows that a Termination Event has occurred which could reasonably be expected to result in a liability to the Company of $1,000,000 or more, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, which the Company or any other entities have taken, are taking or propose to take with respect thereto, and when known, any action taken or threatened by the Internal Revenue Service, DOL or PBGC with respect thereto;

          (b) within sixty (60) Business Days after the Company or any ERISA Affiliate knows that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred which could reasonably be expected to result in a liability to the Company of $1,000,000 or more, a statement of the chief financial officer of the Company describing such transaction and the action which the Company or other such entities have taken, are taking or propose to take with respect thereto;

          (c) at any time that the Agent may reasonably request, copies of each annual report (form 5500 series), including Schedule 8.9 thereto, filed with respect to each Benefit Plan;

          (d) at any time that the Agent may reasonably request, copies of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan;

          (e) within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan with respect to any funding of $1,000,000 or more and all communications received by the Company or any ERISA Affiliate with respect to such request;

          (f) within twenty (20) Business Days upon the occurrence thereof, notification of any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Company or any ERISA Affiliate was not previously contributing, in either case, which could reasonably be expected to result in an increase in the annual contributions necessary to satisfy the minimum funding requirements of ERISA or the terms of such Plan to any of the Company of $1,000,000 or more;

          (g) within three (3) Business Days after receipt by the Company or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, in either case which could reasonably be expected to result in a liability to the Company of $1,000,000 or more, copies of each such notice;

          (h) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code which could reasonably be expected to result in a liability to the Company of $1,000,000 or more, copies of each such letter;

          (i) within ten (10) Business Days after receipt by the Company or any ERISA Affiliate of a notice regarding the imposition of withdrawal liability of $1,000,000 or more under Section 4203, 4204 or 4205 of ERISA, copies of each such notice;

          (j) within ten (10) Business Days after the Company or any ERISA Affiliate fails to make a required installment or any other required payment of $1,000,000 or more under Section 412 of the Code on or before the due date for such installment or payment, a notification of such failure; and

          (k) within ten (10) Business Days after the Company or any ERISA Affiliate knows (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, in any such case, which could reasonably be expected to result in a liability to the Company of $1,000,000 or more, a written statement setting forth any such event or information.

          For purposes of this Section 8.9, the Company and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which such entity is the plan sponsor.

          The Company shall establish, maintain and operate all Plans to comply with the applicable provisions of ERISA, Code, and all other applicable laws, other than to the extent that the Company is in good faith contesting by appropriate proceedings the validity or application of any such provision or law, except to the extent failure to so comply could not reasonably be expected to result in the Company incurring a liability, individually or in the aggregate equal to or in excess of $2,500,000.

8.10.  ENVIRONMENTAL MATTERS.

          (a) The Company will use its best efforts to conduct its business and the businesses of each of its Subsidiaries so as to comply with all Environmental Laws in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that the Company or any of its Subsidiaries are contesting, in good faith by appropriate legal proceedings, any such Environmental Law or interpretation thereof or application thereof and except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect; provided, further, that the Company and each of its
                         --------  -------
Subsidiaries shall comply with the order of any court or other governmental body or applicable jurisdiction relating to such Environmental Laws unless the Company or Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If the Company or any Subsidiary of the Company shall
(a) receive notice that any violation of any Environmental Law may have been committed or is about to be committed by the Company or any such Subsidiary, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Company or any such Subsidiary alleging violations of any Environmental Law or requiring the Company or any such Subsidiary to take any action in connection with the release of Hazardous Substances into the environment or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that the Company or Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of a Hazardous Substance into the environment or any damages caused thereby, the Company shall provide the Agent with a copy of such notice within thirty (30) days after the receipt thereof by the Company or such Subsidiary. The Company shall promptly take all actions necessary to prevent the imposition of any Liens on any of its properties or any of the properties of any of its Subsidiaries arising out of or related to any environmental matters.

          (b) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature (the "REMEDIAL WORK") with respect to any real property owned, operated or leased by the Company or any of its Subsidiaries is required to be performed by the Company or any of the Subsidiaries under any applicable local, state or federal law or regulation, any judicial order, or by any governmental or nongovernmental entity or Person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance in or into the air, soil, groundwater, surface water or soil vapor on, about, under or within the property (or any portion thereof), the Company or such Subsidiary shall within 30 days after written demand for performance thereof by Purchaser (or such shorter period of time as may be required under any applicable law, regulation, order or agreement), commence and thereafter diligently prosecute to completion, all such Remedial Work unless the requirement to perform such Remedial Work is being contested in good faith by the Company.

8.11.  COLLATERAL RECORDS.

          The Company agrees to promptly execute and deliver, and to cause each of its Subsidiaries to execute and deliver, to the Agent, from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, including without limitation those described in Section 8.1 of this Agreement, designating, identifying or describing the Collateral pledged to the Agent for the benefit of the Purchasers. The Company's or any of its Subsidiaries' failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interests in the Collateral. In addition, upon the Agent's reasonable request, the Company will make available to the Agent copies of agreements with, or purchase orders from, the customers of the Company and its Subsidiaries, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Company hereby authorizes the Agent to regard its or any of its Subsidiaries' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by such Person's authorized officers or agents.

8.12.  SECURITY INTERESTS.

          The Company will defend the Collateral against all claims and demands of all Persons at any time claiming the same or any interest therein which claims or demands are in excess of $500,000 or otherwise affect a material portion of the Collateral (provided, however, that the failure to be successful
                           --------  -------
in such defense shall only be an Event of Default hereunder to the extent set forth in Section 10.1(g) below). The Company agrees to comply, and to cause each of its Subsidiaries to comply, with the requirements of all state and federal laws in order to grant to the Agent and the Purchasers valid and perfected security interests in the Collateral (other than Collateral located outside the United States and, except as required by the Security Agreement, motor vehicles and other equipment covered by a certificate of title statute), subject only to prior Liens permitted pursuant to Section 9.4(a), Section 9.4(e), Section 9.4(f), Section 9.4(h), Section 9.4(i) and Permitted Liens prior to Purchasers' security interest by operation of law and other Liens permitted pursuant to Section 9.4 hereof, and except to the extent the Agent's Lien in cash held by the Company as petty cash or till cash in the ordinary course of its business consistent with past practice shall not remain perfected. Without limiting the generality of the foregoing, the Company shall promptly, upon the request of the Purchaser, at the Company's expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Ancillary Documents or otherwise deemed by the Agent necessary or reasonably desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby to the extent required by the immediately preceding sentence. The Agent is hereby authorized by the Company to file any financing statements covering the Collateral whether or not the Company's signatures appear thereon. The Company agrees to do, and to cause each of its Subsidiaries to do, whatever the Agent may reasonably request, from time to time, by way of: filing notices of liens, financing statements, fixture filings and amendments, renewals and continuations thereof; cooperating with the Agent's custodians; keeping stock records; using best efforts to obtain waivers from landlords and mortgagees and from warehousemen, fillers, processors and packers and their respective landlords and mortgagees; paying claims, which might if unpaid, become a Lien on the Collateral; and performing such further acts as the Agent may reasonably require in order to effect the purposes of this Agreement and the other Note Documents. Any and all fees, costs and expenses, of whatever kind and nature (including any Taxes, attorneys' fees or costs for insurance of any kind), which Purchaser or the Agent may incur with respect to the Collateral of the Obligations under the Note Documents; in filing public notices; in preparing or filing documents; making title examinations or rendering opinions; in protecting, maintaining, or preserving the Collateral or its interest therein; in enforcing or foreclosing the Liens hereunder, whether through judicial procedures or otherwise; or in defending or prosecuting any actions or proceedings arising out of or relating to its transactions with the Company or any of its Subsidiaries under this Agreement or any other Note Document, shall be borne and paid by the Company. If same are not promptly paid by the Company, the Agent may pay same on the Company's behalf, and the amount thereof shall be an Obligation secured under the Ancillary Documents and due to the Agent on demand.

          The Company will cause to be delivered to the Purchaser and the Other Purchasers title insurance policies, in a form satisfactory to the Agent, with respect to the Mortgages delivered hereunder at the Closing, as soon as practicable after the Closing, if and to the extent title insurance policies shall be required to be delivered under the Revolving Credit Agreement with respect to the mortgages granted pursuant to the Revolving Credit Agreement.

8.13.  TAXES.

          The Company agrees to pay, when due, and to cause each of its Subsidiaries to pay when due, all Taxes lawfully levied or assessed against the Company, any of its Subsidiaries or any of the Collateral; provided, however,
                                                           --------  -------
that, unless such Taxes have become a federal tax or ERISA Lien on any of the assets of such Person, no such Tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as reflected on the audited financial statements for the fiscal year ended December 31, 1997 in accordance with GAAP, and, to the extent such reserves shall be taken thereafter, consistent with the Company's past practice.

8.14.  COLLECTION OF ACCOUNTS.

          Unless an Event of Default has occurred and shall not have been waived, the Company may and will enforce and collect in accordance with its credit and collection policy, all amounts owing on the Accounts, for the Purchasers' benefit and on the Purchasers' behalf, but at the Company's expense in accordance with the provisions of Section 13.1 hereof; such privilege shall terminate automatically, however, upon the occurrence and during the continuance of any Event of Default after notice from the Agent. Subject to the rights of the lenders under the Revolving Credit Agreement, any checks, cash, notes or other instruments or property received by the Company or any Subsidiary with respect to any Accounts shall be immediately deposited with the Agent. No checks, drafts or other instruments received by the Agent shall constitute final payment unless and until such instruments have actually been collected.

8.15.  NOTICE; CREDIT MEMORANDA; RETURNED GOODS.

          The Company agrees to issue credit memos promptly (with copies made available to the Purchasers upon request) upon accepting returns or granting allowances, and may continue to do so until after the occurrence and during the continuance of an Event of Default and notice from the Agent. After the occurrence and during the continuance of an Event of Default and notice from the Agent, the Company agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Company, marked with the name of the Agent and held by the Company for the account of the Agent, all lenders under the Revolving Credit Agreement (if required by the terms thereof or the other documents relating to the same) and the Purchasers as owners and assignees.

8.16.  TRADEMARKS.

          The Company shall do and cause to be done all things necessary to preserve and keep in full force and effect all registrations of trademarks, service marks and other marks, trade names or other trade rights unless any of the foregoing is no longer in use or is of immaterial value. Promptly after obtaining any federal registration of any trademark, trade name or other trade right or the filing of any application therefor, the Company shall deliver to Agent for the benefit of the Purchasers an undated Trademark Security Agreement, executed in blank, with respect to each such registration and application.

8.17.  PATENTS.

          The Company shall do and cause to be done all things necessary to preserve and keep in full force and effect all patents and patent applications unless any of the foregoing is no longer in use or of immaterial value.
Promptly after obtaining any federal registration of any patent or the filing of any application therefor, the Company shall deliver to Agent for the benefit of the Purchasers an undated Patent Security Agreement, executed in blank, with respect to each such registration or application.


9.     NEGATIVE COVENANTS.

          The Company covenants and agrees that, so long as any of the Secured Notes is outstanding, the Company shall perform all covenants in this Section 9.

9.1.   DEBT AND GUARANTEES.

          The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to be outstanding any Debt of Company other than:

          (a)  Debt incurred pursuant to this Agreement and the Other
Agreements;

          (b)  Debt outstanding on the Closing Date and identified on Schedule
9.1;

          (c) Debt incurred under the Revolving Credit Agreement, provided that the outstanding principal amount of the Debt under the Revolving Credit Agreement shall not exceed $120,000,000;

          (d) Debt in aggregate outstanding principal amount not in excess of $25,000,000 of any Foreign Subsidiaries and Guarantees thereof;

          (e)  [INTENTIONALLY OMITTED];

          (f) Any other Funded Debt not described in clauses (a) through (d) above (the "ADDITIONAL PERMITTED DEBT") which, when aggregated with the Funded Debt of Company under clauses (a), (b) and (c) above then outstanding, shall not exceed the principal sum of $225,000,000 provided that the terms of such Debt are not more restrictive or burdensome in any material respect on the Company than those set forth herein;

          (g) Debt created in connection with the refinancing of any Debt permitted under clauses (a) through (c) and clause (f) above in an amount not greater than the amount required to pay the Debt so refinanced, provided such Debt shall contain terms substantially equivalent to (or more favorable to the Company than) the terms of the Debt being refinanced, and without limiting the foregoing, any principal payment dates (including sinking fund payments) of the debt created cannot be earlier than the Debt refinanced; and any such Debt created to refinance any Debt subordinated to the Obligations under the Note Documents (or any part thereof) shall be expressly subordinated to such Obligations and contain subordination terms and such other terms and conditions which, in each case in the reasonable judgment of Purchaser and the Other Purchasers, are substantially equivalent (or more favorable to Purchasers) to those contained in the Debt being refinanced. Any Debt originally permitted under clause (f) above which is subsequently refinanced as permitted by this clause (g) will constitute usage of the dollar amount limitations provided in such clause and, will, but only to the extent and in the amounts outstanding, reduce the amounts otherwise permitted thereunder; and

          (h) To the extent that any Subsidiary of the Company guarantees the obligations of the Company otherwise permitted hereunder pursuant to Section 9.14, Debt of the Company to such Subsidiaries.


9.2.   RESTRICTED PAYMENTS.

          The Company will not, directly or indirectly, (i) except with (a) unused Unrestricted Proceeds, and (b) cumulative unused Excess Consolidated Net Income and, in each case only so long as no Default or Event of Default shall have occurred and be continuing, declare or pay any dividend or make any distribution on its capital stock or to the holders of its capital stock (other than (x) dividends or distributions payable in its capital stock or rights to acquire its capital stock and (y) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, cash dividends on preferred stock), (ii) except with (a) unused Unrestricted Proceeds and (b) cumulative unused Excess Consolidated Net Income and, in each case only so long as no Default or Event of Default shall have occurred and be continuing, redeem, repurchase or otherwise acquire or retire for value, or permit any Subsidiary to, directly or indirectly, redeem, purchase or otherwise acquire or retire for value, any such capital stock (except shares acquired upon the conversion thereof into other shares of capital stock or rights to acquire such capital stock, odd lot shares, and except for the repurchase or acquisition of such capital stock held by directors, officers or employees of the Company or any domestic Subsidiary upon death, disability, retirement or termination of employment not to exceed $1,500,000 in the aggregate in any fiscal year) or rights to acquire such capital stock or (iii) except with (a) unused Unrestricted Proceeds, and (b) cumulative unused Excess Consolidated Net Income, in each case only so long as no Default or Event of Default shall have occurred and be continuing, redeem, repurchase, defease or otherwise acquire or retire for value, or permit any Subsidiary to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled or mandatory maturity, scheduled or mandatory repayment or scheduled sinking fund payment (after giving effect to the exercise of any and all unconditional (other than as to the giving of notice) options to extend the maturity), Debt of the Company or any of such Subsidiaries (other than Debt pursuant to this Agreement or the Revolving Credit Agreement and the refinancing of Debt permitted by Section 9.1 (g) hereof); provided, however that so long as
                                              --------  -------
any of the Obligations remain outstanding hereunder neither Company nor any Subsidiary shall be permitted to use in excess of $5,000,000 in the aggregate to, directly or indirectly, redeem, repurchase, defease or otherwise acquire or retire for value, any of the Subordinated Notes.

9.3.   INVESTMENTS.

          The Company will not, and will not permit any of its Subsidiaries to, make or acquire any Investment in any Person other than:

          (a) Investments in Subsidiaries existing on the Closing Date and disclosed on Schedule 9.3 and Investments in Subsidiaries in the form of loans and advances permitted under Section 9.1(h) hereof;

          (b)  Permitted Investments;

          (c) Investments consisting of purchase money notes received in connection with the sale or disposition of any asset, provided that such sale or disposition was made in accordance with the terms of this Agreement;

          (d)  Financial support permitted pursuant to Section 9.9 hereof; and

          (e) Investments in new Subsidiaries, including new Foreign Subsidiaries created after the date hereof, in an aggregate amount not to exceed, at any one time, the sum of (i) $7,000,000 plus, without duplication,
(ii) unused Unrestricted Proceeds, and (iii) unused Excess Consolidated Net Income.

9.4.   NEGATIVE PLEDGE.

          Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

          (a) Liens existing on the Closing Date and listed in Schedule 5.15 hereto securing Debt outstanding on the Effective Date;

          (b) any Lien arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP have been set aside;

          (c) any Lien on an asset of a Subsidiary, securing Debt owed to the Company;

          (d)  Liens created by and existing under the Ancillary Documents;

          (e)  [INTENTIONALLY OMITTED];

          (f) Liens securing Debt incurred pursuant to Section 9.1(f) incurred or assumed, in either case, for the purpose of financing all or any part of the cost of acquiring an asset (other than Inventory), provided that such Lien attaches only to such asset and attaches concurrently with or within 90 days after the acquisition thereof;

          (g)  any Permitted Liens;

          (h)  Liens securing Debt under the Revolving Credit Agreement;

          (i) any extension, renewal or substitution of or for any of the foregoing Liens described in clauses (a), (f), and (g) above or this clause (i); provided in each case that (i) the

Debt or other obligation or liability secured by the applicable Lien shall not exceed the Debt or other obligation or liability existing immediately prior to such extension, renewal or substitution and (ii) the Lien securing such Debt or other obligation or liability shall be limited to the property which, immediately prior to such extension, renewal or substitution, secured such Debt or other obligation or liability, and improvements on or additions to such property.

9.5.   CONSOLIDATIONS, MERGERS AND SALES OF ASSETS.

          (a) The Company may sell, convey, lease or otherwise transfer, or cause or permit any of its Subsidiaries to sell, convey, lease or otherwise transfer, directly or indirectly, in whole or in part, any assets as permitted herein: (i) Inventory in the ordinary course of business, (ii) surplus, obsolete or worn out property disposed of in the ordinary course of business,
(iii) Accounts supported by letters of credit discounted on a commercially reasonable basis, (iv) Cash Equivalents in the ordinary course of business, (v) fixed assets valued at up to $100,000 per year for less than fair consideration and (vi) other assets, provided that (a) such dispositions of other assets under clause (vi) shall be for fair value and (b) the Net Cash Proceeds thereof shall be used to repay the Secured Notes as expressly provided in Section 7.2, provided no such transaction can be consummated (except the sale of Inventory in the ordinary course of business) if at the time of or by reason of or after giving effect to such transaction, a Default or Event of Default shall exist; provided however, that, without the written consent of the Required Holders, the
-------- -------
Company shall not sell, convey, lease or otherwise transfer, directly or indirectly, in whole or in part, any Proprietary Rights or interests therein.

          (b) The Company shall continue to maintain the operating integrity of its business and shall continue to operate only in the same general types of businesses as now conducted thereby and reasonable extensions thereof, and shall continue to preserve, renew and keep in full force and effect, its corporate existence and all material rights, privileges and franchises necessary or desirable in the normal conduct of its business, provided, however, that asset
                                                 --------  -------
sales, mergers, consolidations and liquidations shall be allowed as permitted under Sections 9.5(a) and (c) (so long as the Company shall continue to be operated only in the same general types of businesses as now conducted and reasonable extensions thereof).

          (c) The Company will not and will not permit any Subsidiary (except as otherwise permitted herein and excluding, in any case, a Foreign Subsidiary) to consolidate or merge with or into any other Person, provided that (i) the Company may merge with or into another Subsidiary if the Company is the corporation surviving such merger, (ii) any Subsidiary may merge with or into any other Person provided that (x) following the merger the surviving corporation shall be a wholly-owned Subsidiary of the Company engaged in the same or similar general type of business as conducted by such Subsidiary prior to such merger, (y) if such Person shall be the corporation surviving such merger, and such Person is required by Section 9.14 hereof to guarantee the Obligations of the Company hereunder such person executes such guarantee, and
(z) prior to completing the merger Purchaser receive such Acknowledgment Agreements as Purchaser may reasonably request from any mortgagee or lessor of property on which any Collateral is stored or otherwise located or any warehouseman, filler, processor or packer at which any Collateral is stored or otherwise located, and (iii) any Subsidiary may liquidate and transfer substantially all its assets to, or consolidate with, or merge into, the Company (so long as the provisions of Section 9.5(b) shall be observed); and provided further, however, that no such consolidations or mergers
               -------- -------  -------
may be done at such time as there shall be an Event of Default hereunder or if either by reason of, or after giving effect to such transaction there would be a Default or an Event of Default. In the event of any such permitted consolidation or merger, the Agent and the Purchaser shall be given at least (i) ten (10) Business Days' advance notice for any consolidation or merger of the Company into any other Person and (ii) notice within five (5) Business Days of any other consolidation or merger, and the Company shall, in connection with any such consolidation or merger, execute, record and file such instruments and certificates, if any, as may be necessary to continue the perfection and relative priorities of the Liens of the Agent and the Purchasers in the Collateral (including the assets being acquired by the Company by virtue of such merger). In addition, the assets of any Subsidiary becoming a guarantor as contemplated by Section 9.14 hereof may be disposed of through a merger or consolidation of such Subsidiary with and into another Person that is not an Affiliate of such Subsidiary or by a sale of 100% of the capital stock of any such Subsidiary to another such Person, if, and only if the disposition of assets resulting from such merger, consolidation or stock sale, if completed as an asset sale, would be permitted pursuant to Section 9.5(a) hereof, including, to the extent applicable, compliance with the requirements for a permitted asset sale set forth therein.

          (d) Subject to any other applicable provision of this Agreement, the Company will not and will not permit any Subsidiary to purchase or otherwise acquire all or substantially all of the assets of any Person or all or substantially all of the capital stock or other ownership interests of any Person if at such time there shall be an Event of Default hereunder or if either by reason of, or after giving effect to, any such transaction there would be a Default or Event of Default.

9.6.   CAPITAL EXPENDITURES.

          Consolidated Capital Expenditures shall not, for any fiscal year of the Company, exceed $11,000,000, subject to the additional provisions of this
Section 9.6. To the extent Consolidated Capital Expenditures in any fiscal year are less than the maximum permitted amount of Consolidated Capital Expenditures determined pursuant to this Section 9.6 for such fiscal year, the amount of such difference may be carried forward and used to determine the maximum permitted amount of Consolidated Capital Expenditures in succeeding fiscal years of the Company, provided that the maximum amount carried forward to any fiscal year pursuant hereto shall not exceed an amount equal to 50% of the amount of the maximum Consolidated Capital Expenditures so determined for the immediately preceding fiscal year.

          As an addition to the maximum permissible amounts of Consolidated Capital Expenditures for each fiscal year as set forth above, the Company and its Consolidated Subsidiaries may incur additional Consolidated Capital Expenditures out of any Insurance Proceeds, unused Unrestricted Proceeds, and unused Excess Consolidated Net Income from the preceding fiscal year. The Company may also incur additional Consolidated Capital

Expenditures not to exceed the aggregate amount of $2,500,000 during the term hereof for or in connection with costs of compliance or remediation measures relating to Environmental Laws.

9.7.   MINIMUM EBITDA.

          The Company shall not permit EBITDA for each of the periods ending on the dates set forth below to be less than the amount set forth for such period:


          Period Ending                           Minimum EBITDA
          -------------                           ---------------

          The 12 month period ending               ($2,000,000)
          December 31, 1998

          The 3 month period ending                $ 2,250,000
          March 31, 1999

          The 6 month period ending                $ 5,250,000
          June 30, 1999

          The 9 month period ending                $ 9,250,000
          September 30, 1999

          The 12 month period ending               $14,000,000
          December 31, 1999

          The 12 month period ending               $15,100,000
          March 31, 2000

          The 12 month period ending               $16,000,000
          June 30, 2000

          The 12 month period ending               $17,250,000
          September 30, 2000

          The 12 month period ending               $18,500,000
          December 31, 2000

          The 12 month period ending               $21,000,000
          March 31, 2001

          The 12 month period ending               $23,500,000
          June 30, 2001

          The 12 month period ending               $26,500,000
          September 30, 2001

          The 12 month period ending               $28,000,000
          December 31, 2001


9.8.   TRANSACTIONS WITH AFFILIATES.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any Investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any other transaction with, or render to or receive any service from, any Affiliate provided, however, that the foregoing provisions of this Section
              --------  -------
9.8 shall not prohibit, (a) the Company or any Subsidiary from making sales to or purchases from any Affiliate and, in connection therewith, extending credit or making payments, or from making payments for services rendered by any Affiliate, or from effecting any other transactions with an Affiliate, if such sales or purchases are made or such services are rendered, or such other transactions are effected, on terms and conditions at least as favorable and reasonable to the Company or such Subsidiary as the terms and conditions which would apply in a similar transaction on an arm's length basis with a Person not an Affiliate and will not have a material adverse effect on the Collateral taken as a whole, (b) the preparation and filing of one or more registration statements with respect to securities of the Company owned by Apollo or a Controlled Account or an Affiliate of a Controlled Account, and the payment of reasonable expenses associated therewith other than underwriting discounts and commissions so long as no Default or Event of Default shall have occurred and be continuing, (c) the Company or any Subsidiary from participating in, or effecting, any other transaction in connection with, any joint enterprise or other joint arrangement with, any Affiliate if the Company or such Subsidiary participates on a basis no less advantageous than the basis on which such Affiliate participates on terms and conditions which would apply in a similar transaction on an arm's length basis with a Person not an Affiliate, (d) payment of fees in the aggregate amount not to exceed $1,000,000 to Apollo, a Controlled Account or an Affiliate of Apollo or of a Controlled Account and Furniture Brands in any fiscal year in respect of services rendered provided such fees are approved by the Board of Directors of the Company and no Default or Event of Default shall have occurred and be continuing on the date of such payment or occasioned thereby; and (e) payments due to Furniture Brands with respect to the Tax Sharing Agreement dated as of November 17, 1994, so long as no Default or Event of Default shall have occurred and be continuing on the date of such payment or occasioned thereby. For purposes of this Section 9.8, the term "Affiliate" shall not include Subsidiaries of the Company.

          The foregoing restrictions shall not apply to reasonable fees paid to and indemnity provided on behalf of the Directors and officers of the Company or any of its Subsidiaries in the ordinary course of business and consistent with past practices.

9.9.   RESTRICTIONS ON FOREIGN SUBSIDIARY SUPPORT.

          The Company will not permit to exist any open account sales, transfers by the Company of goods of any kind, or any other financial support, and will not permit any of its Subsidiaries to do any of the foregoing, to any Foreign Subsidiary, if, when aggregated with the then outstanding open account sales, transfers of goods, or other financial support by the Company to all Foreign Subsidiaries, the fair value thereof, as reasonably determined by the Company, would exceed $110,000,000 at any one time; provided that no such financial support shall be deemed an "Investment" for purposes of this Agreement.

9.10.  ENVIRONMENTAL MATTERS.

          The Company, will not, and will not permit any of the Subsidiaries to, use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about any real property owned, operated or leased by the Company or any of its Subsidiaries, or transport to or from any such property, any Hazardous Substance, or (to the extent within the Company's or any such Subsidiary's control) permit any other person to do so, where such could reasonably be expected to have a Material Adverse Effect.

9.11. AMENDMENTS TO CERTIFICATES OF INCORPORATION AND BY-LAWS AND REVOLVING CREDIT AGREEMENT.

          The Company shall not, nor shall it permit any of its Subsidiaries to, alter or modify their respective Articles or Certificate of Incorporation or By-Laws in any manner which could reasonably be expected to have a Material Adverse Effect. The Company shall not change its corporate name, mailing address, principal place of business or structure, unless it shall have complied with the requirements of Section 8.5 hereof. The Company shall not enter into any amendment or modification of the Revolving Credit Agreement which would result in, or have the effect of causing, (i) the covenants and default provisions thereof to be more restrictive or burdensome in any material respect on the Company than those set forth herein on the date hereof, (ii) any change in any of the percentages in the definition of "borrowing base" in the Revolving Credit Agreement or the $10,000,000, $360,000 or $1,000,000 amounts in paragraph (D) or the $15,000,000 amount in paragraph (E) of the definition of "borrowing base" in the Revolving Credit Agreement or any change in the definition of "eligible accounts receivable", "eligible inventory" or "eligible retail inventory" in the Revolving Credit Agreement, (iii) the mandatory prepayment provisions thereof to provide for a smaller portion of the proceeds of the transactions contemplated thereby to be applied to the Company's Obligations under the Secured Notes and this Agreement or (iv) any other change in the terms and provisions of the Revolving Credit Agreement in a manner that would be materially detrimental to the Company.

9.12.  NO PROHIBITED TRANSACTIONS UNDER ERISA.

          The Company shall not do any of the following if such action could reasonably be expected to result in the Company incurring a liability, individually or in the aggregate equal to or in excess of $2,500,000:

          (a) Engage, or permit any ERISA Affiliate to engage, in any prohibited transaction which could result in a civil penalty or excise tax described in Sections 502(i) of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL;

          (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Code), whether or not waived;

          (c) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (d) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan;

          (e) fail, or permit any ERISA Affiliate to fail, to make any required contribution or payment to any Multiemployer Plan;

          (f) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment;

          (g) amend, or permit any ERISA Affiliate to amend, a Benefit Plan resulting in an increase in current liability for the plan year such that any Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code; or

          (h) withdraw, or permit any ERISA Affiliate to withdraw, from any Multiemployer Plan.

9.13.  NO ADDITIONAL BANK ACCOUNTS.

          The Company will not, and shall not permit any of its domestic Subsidiaries to, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the accounts set forth on Schedule 9.13, except to the extent the Company shall give Purchasers and the Agent prior written notice thereof.

9.14.  NO ADDITIONAL SUBSIDIARIES.

          The Company will not, and shall not permit any of its Subsidiaries (other than Foreign Subsidiaries) to, directly or indirectly, form or acquire any new Subsidiaries, including Foreign Subsidiaries, unless, and subject to the limitations of Section 9.3 hereof, (i) with respect to Foreign Subsidiaries, the capital stock thereof owned by the Company shall be pledged as part of the Collateral except in the case of Foreign Subsidiaries constituting "Controlled Foreign Corporations" as referenced in Section 5.12(c) hereof, in which case Company shall not be required to pledge hereunder or under the other Note Documents more than 65% of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (ii) with respect to all other Subsidiaries, the capital stock thereof shall be pledged as part of the Collateral. Not later than the time any Subsidiary of the Company becomes obligated in any manner for any of the Obligations of the Company under the Revolving Credit Agreement or grants a security interest in any of its assets to secure any such Obligations, the Company shall cause such Subsidiary to guaranty the Obligations of the Company under this Agreement pursuant to a guaranty in form and substance satisfactory to the Purchaser and to enter into one or more security agreements in form and substance satisfactory to the Purchaser to secure such Subsidiary's Obligations under such guaranty. Notwithstanding anything herein to the contrary, the covenants of this Section 9.14 shall not restrict the formation of, and shall not apply with respect to, any Subsidiary formed as a "bankruptcy remote" subsidiary or trust in connection with a Royalties Securitization.

10.    EVENTS OF DEFAULT.

10.1.  EVENTS OF DEFAULT.

          The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" hereunder:

          (a) failure of the Company to pay any principal, interest, fees or expenses or other Obligations when due, whether at stated maturity, by acceleration or otherwise;

          (b)  (i)   failure of the Company to perform, comply with or observe
any term, covenant or agreement applicable to it contained in Sections 5.20, 9.1, 9.2, 9.4, 9.5, 9.6, 9.7, 9.8, or 9.9;

               (ii) failure of the Company to perform, comply with or observe any term, covenant or agreement applicable to it in Section 8.1(f), (j),
     (k)(i)(A), (k)(ii), or (p) and the failure shall continue unremedied until two (2) Business Days after a senior officer of the Company knowledgeable of the requirements of this Agreement (including, without limitation, the chief financial officer or controller or chief accounting officer of the Company) knows of such failure (provided that this clause (ii) shall not be deemed to place any additional obligations on any such officer to be so knowledgeable);

               (iii) failure of the Company to perform, comply with or observe any term, covenant or agreement applicable to it in Section 8.1 (other than a provision of Section 8.1 covered by subparagraph (ii) above), 8.3, 8.9, 8.12, or 9.3 and the failure shall continue unremedied until two (2) Business Days after the delivery by the Agent and/or the Purchaser of notice to the Company of such failure;

               (iv) failure of the Company to perform, comply with or observe any term, covenant or agreement applicable to it in Sections 8 or 9 hereof (other than a provision covered by subparagraphs (i), (ii) or (iii) above) and the failure shall continue unremedied until ten (10) Business Days after the delivery by the Agent and/or the Purchaser of notice to the Company of such failure;

          (c) breach by the Company of any representation or warranty, or failure to comply with any covenant, contained in this Agreement (other than under a provision covered by subsection (a) or (b) above), the other Note Documents or any other agreement, document, instrument or certificate among the Company, Purchaser and/or Agent or executed by the Company in favor of Purchaser and/or the Agent, which breach or failure shall continue unremedied more than ten (10) Business Days after the Agent's and/or the Purchaser's delivery of notice to the Company of such breach (such grace period to apply only to the extent such breach or failure is curable within such ten (10) Business Day period);

          (d) (i) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for 60 days after the entry thereof; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal for 60 days;

          (e)  a Change in Control shall have occurred;

          (f) the Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Debt or in the payment of any Guarantee the aggregate principal amount of the series of Debt under which such Debt is issued and the aggregate principal amount of the obligation guaranteed by such Guarantee equals or exceeds $3,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Debt or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt or beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Debt to become due prior to its stated maturity or such Guarantee to become due prior to its stated maturity or such Guarantee to become payable;

          (g) (i) any material covenant, agreement or obligation of any party contained in or evidenced by any of the Note Documents shall cease to be enforceable in accordance with its terms, or any party (other than Purchasers) to any Note Document shall deny or disaffirm it obligations under any of the Note Documents, or any Note Document shall be cancelled, terminated, revoked or rescinded without the express prior written consent of Purchasers, (ii) any of the Note Documents shall cease for any reason to be in full force and effect (other than in accordance with the terms hereof or thereof) or any action or proceeding shall have been commenced by any Person (other than other than Purchasers) seeking to cancel, revoke, rescind or disaffirm the obligations of any party to any Note Document, (iii) any court or other governmental authority shall issue a final judgment, order, decree or ruling for the payment of money (a "JUDGMENT") and such Judgment is in an amount (determined after an allowance for the application of any insurance proceeds to such Judgment) in excess of $1,000,000 and enforcement proceedings shall have been commenced upon any such Judgment or any such Judgment shall remain unpaid after a period of ten (10) consecutive days during which a stay of such enforcement of any such Judgment, including, without limitation, by reason of a pending appeal or otherwise, shall not be in effect, or (iv) any security interest or lien purported to be created by the Ancillary Documents shall cease to be valid and (to the extent required by the Ancillary Documents) perfected or the Company shall so have asserted, except that the failure of any security interest or lien purported to be created by the Ancillary Documents to be valid and perfected shall not in itself constitute a default hereunder if the value of the Collateral purported to be covered thereby is, in the aggregate, not in excess of $1,000,000; and

          (h) the Company shall have failed to file with the SEC the registration statement relating to the Underlying Common Stock, or such registration statement shall have failed to have been declared effective by the SEC, in either case, on or prior to the 270th day after the Closing Date.

10.2.  ACCELERATION.

          Upon the occurrence of an Event of Default which has not been waived by the Purchaser, the Purchaser, by delivery of written notice to the Company from Purchaser and/or the Agent, may take any or all of the following actions, without prejudice to the rights of the Agent or the Purchaser to enforce its claims against the Company: declare all or any part of the Obligations hereunder to be immediately due and payable (except with respect to any Event of Default set forth in Section 13.1(d) hereof, in which case all such Obligations shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of Purchaser or the Agent; provided, however, that the Purchaser
                                         --------  -------
agrees to grant to the Company a waiver of compliance by the Company for one quarter only with Section 9.7 if and only if the appropriate lenders under the Revolving Credit Agreement have at such time granted a similar waiver to the Company and no other Default or Event of Default has occurred and is existing at such time; provided, however, the Purchasers of the Series B Secured Notes can
           --------  -------
exercise their rights under this Section 10.2 only if at such time either there are no outstanding Series A Secured Notes or all Obligations with respect to the Series A Secured Notes have theretofore been declared due and payable (or automatically became due and payable) as provided in this Agreement.

          If at any time after acceleration of the maturity of the Secured Notes held by the Purchaser, the Company shall pay all arrears of interest and all payments on account of principal of such Secured Notes which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on such Secured Notes and other Obligations hereunder due and payable solely by virtue of acceleration) shall be remedied or waived, then by written notice to the Company, the Purchaser may elect, in its sole discretion, to rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind Purchaser to a decision which may be made at the election of the Purchaser; they are not intended to benefit the Company and do not give the Company the right to require Purchaser to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

10.3.  REMEDIES ON DEFAULT.

          Immediately upon the occurrence of any Event of Default which has not been waived as provided in this Agreement, the Agent, as provided in the Intercreditor Agreement, may:

          (a) remove from any premises where same may be located any and all documents, instruments, files and records (including the copying of any computer records), and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use (at the expense of the Company) such of the supplies or space of the Company at the Company's place of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon;

          (b) bring suit, in the name of the Company or Purchaser and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Company or Purchaser;

          (c) sell, assign and deliver the Accounts and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and Purchaser may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Company;

          (d) foreclose the security interests created pursuant to the Note Documents by any available judicial procedure, or to take possession of any or all of the Inventory and equipment without judicial process and enter any premises where any Inventory and equipment may be located for the purpose of taking possession of or removing the same; and

          (e) revise, update, amend and otherwise complete the Trademark Security Agreement as Purchaser the Agent may determine to be necessary or desirable to, and file, record and register any or all of the Trademark Security Agreement and Patent Security Agreement with the United States Patent and Trademark Office in order to, assign and transfer the trademarks and patents covered thereby to any Person, including, without limitation, the Agent and/or the Purchaser.

          The Agent and the Purchaser shall have the right, without notice of advertisement, to sell, lease, or otherwise dispose of all or any part of the Inventory and equipment, whether in its then condition or after further preparation or processing, in the name of the Company or Purchaser, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and Agent or the Purchaser shall have the right to purchase at any such sale. If any Inventory and equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and equipment in such saleable form as Agent shall deem appropriate.

          The Company agrees, at the request of the Agent, to assemble the Inventory and equipment and to make it available to the Agent at places which the Agent shall select, whether at the premises of the Company or elsewhere, and to make available to the Agent the premises and facilities of the Company or any Subsidiary for the purpose of the Agent's taking possession of, removing or putting the Inventory and equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that five (5) days notice shall constitute reasonable notification and full compliance with the law. The Agent shall be entitled to use all Proprietary Rights and computer software programs and data bases used by the Company and its Subsidiaries in connection with their respective businesses or in connection with the Collateral.

          The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied ratably to the payment of the Company's Obligations to Purchasers, whether due or to become due, in such order as the Agent may elect. The Company shall remain liable to Purchaser for any deficiencies, and Purchaser in turn agrees to remit to the Company or its successors or assigns, any surplus resulting therefrom to the extent any such surplus is paid to the Purchaser and it has the legal right to retain it.

          The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative.


11.    REGISTRATION; EXCHANGE; SUBSTITUTION OF SECURED NOTES.

11.1.  REGISTRATION OF SECURED NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Secured Notes. The name and address of each holder of one or more Secured Notes, each transfer thereof and the name and address of each transferee of one or more Secured Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Secured Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Secured Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Secured Notes.

11.2.  TRANSFER AND EXCHANGE OF SECURED NOTES.

          (a) Upon surrender of any Secured Note at the principal executive office of the Company for registration of transfer or exchange (and, in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Secured Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Secured Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Secured Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Secured Note. Each such new Secured Note shall be payable to such Person or Persons as such holder may request and shall be substantially in the form of Exhibit A hereto in the case of Secured Notes. Each such new Secured Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Secured Note or dated the date of the surrendered Secured Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Secured Notes. Secured Notes shall not be transferred by any holder of Secured Notes to any person other than an Affiliate of such holder in denominations of less than $1,000,000, provided that, if necessary to enable the registration of transfer by a holder of its entire holding of Secured Notes, one Secured Note may be in a denomination of less than $1,000,000.

          (b) Any transferee, by its acceptance of a Secured Note registered in its name (or the name of its nominee), shall be deemed (i) to have made the representations set forth in Sections 6.1 and 6.2 and (ii) to confirm to and agree with the transferor and the other parties hereto as follows: (A) other than as provided in any written instrument of transfer executed by the transferor and such transferee, such transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Note Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, this Agreement or any other Note Document or any other instrument or document furnished pursuant hereto or thereto; (B) such transferor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance by the Company of any of its obligations under any Note Document or any other instrument or document furnished pursuant thereto; (C) such transferee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 8.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to purchase the Secured Note; (iv) such transferee will, independently and without reliance upon the transferor or any other holder of Secured Notes and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and
(v) such transferee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a holder of a Secured Note.

11.3.  REPLACEMENT OF SECURED NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Secured Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; provided that if the holder of such Secured Note is, or is a nominee for, an original Purchaser or any other Institutional Investor, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company, at its own expense, shall execute and deliver, in lieu thereof, a new Secured Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Secured Note or dated the date of such lost, stolen, destroyed or mutilated Secured Note if no interest shall have been paid thereon.


12.    PAYMENTS ON SECURED NOTES.

          So long as Purchaser or Purchaser's nominee shall be the holder of any Secured Note, the Company will pay all sums becoming due on such Secured Note for principal and interest by the method and at the address specified for such purpose below Purchaser's name in Schedule I attached hereto, or by such other method or at such other address as Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Secured Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Secured Note, Purchaser shall surrender such Secured Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office. Prior to any permitted sale, transfer or other disposition of any Secured Note held by Purchaser or Purchaser's nominee, Purchaser will, at Purchaser's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Secured Note to the Company in exchange for a new Secured Note or

Secured Notes pursuant to Section 11.2. The Company will afford the benefits of this Section 12 to any Institutional Investor that is the direct or indirect transferee of any Secured Note purchased by Purchaser under this Agreement and that has made the same agreement relating to such Secured Note as Purchaser have made in this Section 12.

13.    EXPENSES AND INDEMNIFICATION.

13.1.  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses of Shearman & Sterling, special counsel to the Purchasers, of Massachusetts and North Carolina special counsel to the Purchasers, and of the Agent and its counsel in connection with the preparation, execution and delivery of the Note Documents and the perfection of the Liens under the Ancillary Documents, and the Intercreditor Agreement, and all costs and expenses (including reasonable attorney's fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Purchaser and each Other Purchaser or holder of a Secured Note in connection with the administration of the Note Documents and the Ancillary Documents, including (a) the costs and expenses of any amendments, waivers or consents under or in respect of this Agreement or the Secured Notes (whether or not such amendment, waiver or consent becomes effective), (b) the costs and expenses incurred in enforcing, exercising any remedies against any Collateral or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Secured Notes or any of the other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Secured Notes or any of the other Note Documents, or by reason of being a holder of any Secured Note, (c) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or in connection with any work-out, renegotiation or restructuring of the transactions contemplated hereby, by the Secured Notes and by the other Note Documents and
(d) the costs and expenses of the Agent (including the fees and expenses of its counsel) with respect to the Intercreditor Agreement and the Ancillary Documents. The Company will pay, and will save Purchaser and each other holder of a Secured Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by Purchaser). The Placement Agent will receive from the Company certain compensation upon successful completion of the sale of the Secured Notes, consisting of a cash fee equal to 4% of the gross proceeds from the sale of the Series A Secured Notes to the Purchaser and the Other Purchasers and 2% of the aggregate principal amount upon issuance of the Series B Secured Notes. Such compensation is payable only upon successful completion of the transaction. On the Closing Date, the Company will pay the Purchaser a fee of $250,000.

13.2.  INDEMNIFICATION.

          (a) In the event that Purchaser or any Other Purchaser or holder of a Secured Note becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this Agreement or any other Note Document, the Company will reimburse Purchaser and each holder of a Secured Note for legal and other expenses (including the cost of any investigation and preparation) as they are incurred by Purchaser and such holders whether or not such investigation, litigation, or proceeding is brought by the Company, its directors, shareholders or creditors or an Indemnified Party (as defined below), or an Indemnified Party is otherwise a party thereto. The Company also agrees to indemnify and hold harmless Purchaser and each Other Purchaser and each holder of a Secured Note and their respective affiliates and their respective directors, officers, employees and agents of such parties (the "INDEMNIFIED PARTIES") from and against any and all losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this Agreement, unless and only to the extent that it shall be finally judicially determined by a court of competent jurisdiction that such losses, claims, damages or liabilities resulted primarily from Purchaser's gross negligence or willful misconduct and, in the event Purchaser are found in any action, proceeding or investigation to have acted with gross negligence or willful misconduct, the Indemnified Parties shall repay to the Company any portion of the amounts paid by the Company pursuant to this paragraph that is attributable to such action which is the subject of such finding. The Indemnified Parties will promptly notify the Company upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by the Indemnified Parties to give such notice shall not relieve the Company from the obligation to indemnify the Indemnified Parties.

          (b) If any action, claim, investigation or other proceeding is instituted or threatened against any Indemnified Parties in respect of which indemnity may be sought hereunder, the Company shall be entitled to assume the defense thereof with counsel selected by the Company (which counsel shall be reasonably satisfactory to such Indemnified Parties) and after notice from the Company to such Indemnified Parties of its election so to assume the defense thereof, the Company will not be liable to such Indemnified Parties hereunder for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof other than reasonable costs of investigation; provided that (i) if counsel for such Indemnified Parties determines in good faith that there is a conflict which requires separate representation for the Company and such Indemnified Parties, or (ii) the Company fails to assume or proceed in a timely and reasonable manner with the defense of such action or fails to employ counsel reasonably satisfactory to such Indemnified Parties in any such action, then in either such event such Indemnified Parties shall be entitled to select one primary counsel and, if necessary, one local counsel, of their own choice to represent such Indemnified Parties and the Company shall not, or no longer, be entitled to assume the defense thereof on behalf of such Indemnified Parties and such Indemnified Parties shall be entitled to indemnification for the reasonable expenses (including reasonable fees and expenses of such counsel) to the extent provided in the preceding paragraph. Such counsel shall, to the fullest extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. Nothing contained herein shall preclude parties, at their own expense, from retaining additional counsel to represent such Indemnified Parties in any action with respect to which indemnity may be sought from the Company hereunder. The Company shall not be liable under this agreement for any settlement made by any Indemnified Parties without the Company's prior written consent, which consent shall not be unreasonably withheld, and the Company agrees to indemnify and hold harmless any Indemnified Parties from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Company. The Company shall not settle any such claim or action without the prior written consent of the Indemnified Parties unless such settlement provides for a full release of claims against the Indemnified Parties.

          (c) If the indemnification provided for herein is unavailable to an Indemnified Party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Company, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Purchaser on the other from this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and Purchaser on the other in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

13.3.  SURVIVAL.

          The obligations of the Company under this Section 13 will survive the payment or transfer of any Secured Note, the enforcement, amendment or waiver of any provision of this Agreement, the Secured Notes or any other Note Document, and the termination of this Agreement.

14.    ENTIRE AGREEMENT.

          All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any other Note Document shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Secured Notes and the other Note Documents embody the entire agreement and understanding between Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

15.    AMENDMENT AND WAIVER.

15.1.  REQUIREMENTS.

          This Agreement and the Secured Notes may be amended, and the observance of any term hereof or of the Secured Notes may be waived (either retroactively or prospectively), with and only with the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6, or 19 hereof, or any defined term as it is used therein, will be effective as to Purchaser unless consented to in writing by Purchaser, and (b) no such amendment or waiver may, without the written consent of the holder of each Secured Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any prepayment, repurchase or payment of principal of, or reduce the rate, or change the time fixed for any payment or change the method of computation of interest on, the Secured Notes, (ii) change the percentage of the aggregate principal amount of the Secured Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 7.5, 10 or 15.

15.2.  SOLICITATION OF HOLDERS OF SECURED NOTES.

          (a)  Solicitation.  The Company will provide each holder of the
               ------------
Secured Notes (irrespective of the amount of Secured Notes then owned or otherwise held by it at the time) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the other Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 15 to each holder of outstanding Secured Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Secured Notes.

          (b)  Payment.  The Company will not directly or indirectly pay or
               -------
cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Secured Notes as consideration for or as an inducement to the entering into by any holder of Secured Notes or any waiver or amendment of any of the terms and provisions hereof or of the other Note Documents unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Secured Notes then outstanding even if such holder did not consent to such waiver or amendment.

15.3.  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 15 applies equally to all holders of Secured Notes and is binding upon them and upon each future holder of any Secured Note and upon the Company without regard to whether such Secured Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right, power or remedy consequent thereon. No course of dealing nor any delay on the part of any holder of any Secured Note in exercising any right, power or remedy hereunder or under any other Note Document shall operate as a waiver of any right, power or remedy of any such Secured Note; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided under this Agreement and the other Note Documents are cumulative and not exclusive of any rights, power or remedies provided by applicable law.

15.4.  SECURED NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Secured Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or any other Note Document, or have directed the taking of any action provided herein or in any other Note Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Secured Notes then outstanding, Secured Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

16.    NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by facsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to Purchaser or Purchaser's nominee, to Purchaser or it at the address specified for such communications in Schedule I hereto, or at such other address as Purchaser or it shall have specified to the Company in writing,

               (ii) if to any other holder of any Secured Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

               (iii) if to the Company, to the Company at its address Converse Inc., One Fordham Road, North Reading, MA 01864, Attention: Senior Vice President and General Counsel, Facsimile No. (978) 664-7579, or at such other address as the Company shall have specified to the holder of each Secured Note in writing.

          All notices and other communications provided for under this Section 16 will be deemed given and effective only when actually received.

17.    REPRODUCTION OF DOCUMENTS.

          This Agreement, each of the other Note Documents and all documents relating thereto, including, without limitation, (a) amendments, waivers and consents of this Agreement or any other Note Document that may hereafter be executed, (b) documents received by Purchaser at the Closing (except the Secured Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to Purchaser, may be reproduced by Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 17 shall not prohibit the Company or any other holder of Secured Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

18.    CONFIDENTIAL INFORMATION.

          For the purposes of this Section 18, "CONFIDENTIAL INFORMATION" means materials, documents and other information delivered to Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement, whether before or after the Closing, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by Purchaser or any person acting on Purchaser's behalf in violation of this Section 18, (c) otherwise becomes known to Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to Purchaser under Section 5.4 that are otherwise publicly available. Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Purchaser in good faith to protect confidential information of third parties delivered to Purchaser, provided that Purchaser may deliver or disclose Confidential Information to (i) Purchaser's directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by Purchaser's Secured Notes), (ii) Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 18, (iii) any other holder of any Secured Note, (iv) any Institutional Investor to which Purchaser sells or offers to sell such Secured Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
18), (v) any Person from which Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 18), (vi) any federal or state regulatory authority having jurisdiction over Purchaser,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about Purchaser's investment portfolio or any other regulatory authority, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (A) to effect compliance with any law, rule, regulation or order applicable to Purchaser, (B) in response to any subpoena or other legal process, (C) in connection with any litigation to which Purchaser are a party or (D) if an Event of Default shall have occurred and be continuing, to the extent Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under Purchaser's Secured Notes, this Agreement and the other Note Documents. Each holder of a Secured Note, by its acceptance of a Secured Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 18 as though it were an original party to this Agreement. On the reasonable request of the Company in connection with the delivery to any holder of a Secured Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 18.

19.    SUBSTITUTION OF PURCHASER.

          Purchaser shall have the right to substitute any one of Purchaser's Affiliates that constitutes an Institutional Investor as the purchaser of the Secured Notes that Purchaser have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "Purchaser" is used in this Agreement (other than in this Section 19), such word shall be deemed to refer to such Affiliate in lieu of Purchaser. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to Purchaser all of the Secured Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "Purchaser" is used in this Agreement (other than in this Section 19), such word shall no longer be deemed to refer to such Affiliate, but shall refer to Purchaser, and Purchaser shall have all the rights of an original holder of the Secured Notes under this Agreement.

20.    MISCELLANEOUS.

20.1.  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement or any of the other Note Documents by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Secured Note) whether so expressed or not.

20.2.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Secured Notes to the contrary notwithstanding, any payment of principal of, or interest on, any Secured Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

20.3.  SATISFACTION REQUIREMENT.

          Except as otherwise provided herein or in any other Note Document, if any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement or any other Note Document required to be satisfactory to Purchaser or to the Required Holders, the determination of such satisfaction shall be made by Purchaser or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised reasonably and in good faith) of the Person or Persons making such determination.

20.4.  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

20.5.  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

20.6.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

20.7.  GOVERNING LAW.

          This Agreement and each Secured Note shall be governed by, and construed in accordance with, the laws of the State of New York.

20.8.  CONSENT TO JURISDICTION; RELEASE OF COLLATERAL.

          (a)  Consent to Jurisdiction.
               -----------------------

               (i) The Company hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in The City of New York, New York County, in any action or proceeding arising out of or relating to this Agreement or any other Note Document, and the Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or such Federal court. The Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company hereby irrevocably consents to the service of copies of any summons and complaint and any other process which may be served in any such action or proceeding by certified mail, return receipt requested, or by delivering a copy of such process to the Company, at its address specified in Section 19 or by any other method permitted by law. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or by any other manner provided by law.

               (ii) Nothing in this Section 20.8(a) shall affect the right of any holder of Secured Notes to serve legal process in any other manner permitted by law or affect the right of any such holder to bring any action or proceeding against the Company or its property in the courts of other jurisdictions.

          (b)  Release of Collateral.
               ---------------------

               (i) Upon repayment of all Obligations under the Secured Notes issued to the Purchaser, Purchaser shall direct the Agent to release any liens and security interests for its benefit granted to or held by the Agent with respect to any Collateral pursuant to the Ancillary Documents.

               (ii) Purchaser agrees that the liens and security interest in favor of the Agent under the Ancillary Documents in any property sold or disposed of in accordance with the provisions of Section 9.5 hereof shall, if no Default or Event of Default shall then exist, be automatically released except to the extent a written release or consent is expressly required pursuant to Section 9.5; provided, however, that the liens and
                                       --------  -------
     security interests in favor of Agent shall attach to and continue in the proceeds and products of such property arising from any such sale or disposition.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

20.9.  WAIVER OF JURY TRIAL.

          EACH OF THE COMPANY AND THE HOLDERS OF SECURED NOTES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE NOTE DOCUMENTS, ANY DOCUMENT DELIVERED UNDER THE NOTE DOCUMENTS OR THE ACTIONS OF ANY HOLDER OF SECURED NOTES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                             *    *    *    *    *

          If Purchaser is in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between Purchaser and the Company.

                                   Very truly yours,

                                   CONVERSE INC.


                                   By: /s/ Donald J. Camacho
                                       ------------------------------------
                                      Name:  Donald J. Camacho
                                            -------------------------------
                                      Title: Sr. Vice President
                                            -------------------------------

The foregoing is hereby
agreed to as of the
date hereof:
                                   FOOTHILL PARTNERS III, L.P.


                                   By: /s/ Karen S. Sandler
                                       ------------------------------------
                                      Name:  Karen S. Sandler
                                            -------------------------------
                                      Title: Vice President
                                            -------------------------------
                                             Foothill Group, Inc.
                                            -------------------------------

                                  SCHEDULE I
                                  ----------

                    INFORMATION RELATING TO THE PURCHASERS
                    --------------------------------------

Name of Purchaser: Foothill Partners III, L.P.

Aggregate Principal Amount of Series A Secured Notes Purchased (in dollars):
$10,357,328

Aggregate Principal Amount of Series B Secured Notes Purchased (in dollars): $0

Shares of Common Stock Purchasable (number) upon Exercise of Warrants: 150,000

Name(s) for Registration of Secured Notes Purchased:  Foothill Partners III,
L.P.

Mailing Address:    Foothill Partners III, L.P.
                    c/o Foothill Capital Corporation
                    11111 Santa Monica Boulevard
                    Los Angeles, CA 90025

Telephone No.:      (310) 996-7157

Facsimile No.:      (310) 478-8785

Wire Instructions (including ABA No. and Account No.) for Payment of Principal and Interest:

1.   Chase Manhattan Bank, New York, NY
2.   ABA #: 021-000-021
3.   Acct. #: 323-214711
4.   Credit to: Foothill Partners III
5    Ref: FPIII/Converse
6.   Attention: Nik Aggarwal; Elizabeth Eipe

United States Tax Identification No. (if any):  95-4558246

Physical Delivery Instructions:    Foothill Partners III, L.P.
                                   c/o Foothill Capital Corporation
                                   11111 Santa Monica Boulevard
                                   Los Angeles, CA 9002
                                   Attention: General Counsel

                                  SCHEDULE II
                                  -----------


                                 DEFINED TERMS
                                 -------------



     As used in the Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     "ACCEPTANCE" means a draft of the Company accepted pursuant to the Revolving Credit Agreement.

     "ACCOUNT" or "ACCOUNTS" means all of the Company's accounts, whether now existing or existing in the future, including, without limitation, all (i) accounts receivable (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by or arising from all of the Company's sales of goods or rendition of services made under any of the Company's trade names or styles, or through any of the Company's divisions; (ii) unpaid or unexercised seller's rights (including any right of rescission, replevin, reclamation and stopping in transit) relating to the foregoing or arising therefrom; (iii) rights to any goods represented by any of the foregoing, including returned or repossessed goods; (iv) reserves and credit balances held by the Company with respect to any such accounts receivable or account debtors; (v) guarantees or collateral for any of the foregoing; (vi) insurance policies; or (vii) rights relating to any of the foregoing.

     "ACKNOWLEDGMENT AGREEMENT" means any acknowledgment agreement required to be delivered by the Company to the Agent pursuant to which any mortgagee or lessor of property on which Collateral is stored or otherwise located, or pursuant to which any warehouseman, filler, processor or packer of any Inventory acknowledges the Liens and security interests of the Agent and, in the case of any real property leased by the Company or subject to a mortgage executed by the Company, provides the Agent access to such real property for a reasonable period of time to assemble, complete and sell any Collateral located thereon.

     "ADDITIONAL PERMITTED DEBT" shall have the meaning given to such term in
Section 9.1 hereof.

     "AFFILIATE" or "AFFILIATES" means (i) a Controlling Person or any Person which is controlled by or is under common control with a Controlling Person and
(ii) any other Person who is a director, officer or member of management of the Company, any of its Subsidiaries or any Controlling Person. For purposes of the Agreement, control of a Person means the power, direct or indirect, (a) to vote 20% or more of the outstanding stock or other ownership interests having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "AGENT" means BT Commercial Corporation, or any successor thereto, as agent for the Purchasers and its successors appointed in accordance with the terms of the Intercreditor Agreement.

     "AGREEMENT" means this Note Purchase Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "ANCILLARY DOCUMENTS" means any Proprietary Rights Collateral Documents, any Security Agreements, any Pledge Agreements, any Mortgages and any Collateral Assignments.

     "APOLLO" means Apollo Investment Fund, L.P., Lion Advisors, L.P. and Affiliates.

     "ASSET DISPOSITION" means any sale, transfer, lease, assignment or other disposition of any asset by the Company or any Subsidiary thereof (other than a disposition to any other Subsidiary of the Company), excluding, however, any sale or disposition by a Company or Subsidiary in the ordinary course of business of Inventory.

     "AUDITORS" means a nationally-recognized firm of independent public accountants selected by the Company and satisfactory to the Purchaser in its reasonable discretion. For purposes of this Agreement, any of the current so-called "Big Five" firms of independent public accountants shall be deemed to be satisfactory to the Purchaser.

     "BENEFIT PLAN" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day on which commercial banks are required by law or authorized to close in New York City.

     "CAPITAL LEASE" means any lease of property, real or personal, the obligation of the lessee in respect of which is required in accordance with GAAP to be capitalized on the balance sheet of the lessee.

     "CASH EQUIVALENTS" means, as to any Person, (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated in the highest grade by a nationally recognized credit rating agency, (iii) time deposits with, including certificates of deposit issued by, the Agent or any office located in the United States of any bank or trust company the senior debt securities of which are rated in one of the two highest categories by a nationally recognized credit rating agency, provided in each case that such securities or other obligations described in subsections (i), (ii) and (iii) above mature within one year from the date of acquisition thereof by the Company or a Subsidiary, (iv) repurchase obligations with a term of not more than ten (10) days of underlying securities of the type described in clause (i) entered into with any bank of the type described in clause (iii), (v) investments in money market funds that are registered under the Investment Company Act of 1940, which have net assets of at least $100,000,000 and at least eighty-five percent (85%) of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above, and (vi) investments in any other money market mutual fund the underlying assets of which are rated at least AAA or the equivalent by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. or at least Aaa or the equivalent thereof by Moody's Investors Service, Inc., including, without limitation, any managed or advised by Agent or lenders party to the Revolving Credit Agreement. All such Cash Equivalents must be denominated solely for payment in U.S. Dollars.

     "CASUALTY LOSS" shall have the meaning given to such term in Section 8.3 hereof.

     "CHANGE IN CONTROL" means the occurrence of any of the following: (i) the sale or other transfer of all or substantially all of the assets of the Company to any person other than Apollo, any account managed by Apollo for so long as it exercises power of disposition and voting with respect thereto (a "CONTROLLED ACCOUNT"), or an Affiliate of Apollo or of a Controlled Account, (ii) any transaction (including a merger or consolidation) the result of which is that any "PERSON" or "GROUP" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the "BENEFICIAL OWNER" (within the meaning of Rule 13d-3 under the Exchange Act) of more than thirty-five percent (35%) (calculated on a fully diluted basis) of the voting power of all classes of Voting Stock of the Company and/or warrants or options to acquire such Voting Stock and, at such time, such person or group is the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Company than that which is then beneficially owned (calculated on a fully diluted basis) by Apollo, a Controlled Account or an Affiliate of Apollo or a Controlled Account, (iii) the adoption of a plan relating to the liquidation or dissolution of the Company, and (iv) the first day on which a majority of the members of the Board of Directors of the Company cease to be Continuing Directors (meaning the directors of the Company on the date hereof and each other director, if such director's nomination for election to the Board of Directors of the Company is recommended by a majority of the Continuing Directors at the time of such nomination or election).

     "CLOSING" has the meaning specified in Section 3.

     "CLOSING DATE" has the meaning specified in Section 3.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time, and any successor statute.

     "COLLATERAL" means any and all assets and rights and interests in or to property of the Company pledged from time to time as security for the Obligations pursuant to the Ancillary Documents whether now owned or hereafter acquired, including, without limitation, all of the Accounts, Inventory, Equipment, Intellectual Property, Intangibles and Real Estate of the Company, as defined in any Security Agreement, any Mortgage, any Pledge Agreement or any Proprietary Rights Collateral Document (excluding any property expressly excluded from the pledge or grant under any Ancillary Document).

     "COMMON STOCK" means the Common Stock, stated value $1.00 per share, of the Company and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

     "COMPLIANCE CERTIFICATE" shall have the meaning given to such term in
Section 8.1(c) hereof.

     "CONFIDENTIAL INFORMATION" has the meaning specified in Section 18.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries for such period, as the same are (or, in accordance with GAAP, would be) set forth in the consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period.

     "CONSOLIDATED NET INCOME" means, for any period, the consolidated net income (or loss) of the Company and its Consolidated Subsidiaries for such period, excluding (i) gains or losses from dispositions of assets, (ii) any extraordinary items, and (iii) other non-recurring items not related to operations.

     "CONSOLIDATED SUBSIDIARY" of any Person means at any date any Subsidiary or other entity the accounts of which in accordance with GAAP would be consolidated with those of such Person in its consolidated financial statements as of such date.

     "CONTRACTUAL OBLIGATION" means, with respect to any Person, any term or provision of any securities issued by such Person, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which such Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CONTROLLING PERSON" means any Person that is in control of the Company or any of its Subsidiaries (such control being the power to direct or cause the direction of the management and policies of the Company or any such Subsidiary, whether through the ownership of voting stock, by contract or otherwise).

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangements.

     "DEBT" means of any Person at any date, without duplication, (a) all obligations of such Person and its Consolidated Subsidiaries for borrowed money,
(b) all obligations of such Person and its Consolidated Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person and its Consolidated Subsidiaries to pay the deferred purchase price of property or services, except non-intercompany trade accounts payable arising in the ordinary course of business representing the deferred purchase price of property or services and having a maturity equal to or less than 360 days, (d) all obligations of such Person and its Consolidated Subsidiaries under Capital Leases, (e) all contingent or non-contingent obligations of such Person and its Consolidated Subsidiaries to reimburse any Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (f) all Debt of others secured by a Lien on any asset of such Person or a Consolidated Subsidiary, and (g) all Debt of others Guaranteed by such Person or a Consolidated Subsidiary.

     "DEFAULT" means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

     "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "DOL" means the United States Department of Labor and any successor department or agency.

     "EBITDA" with respect to any period, means Consolidated Net Income for such period before payment or provision of taxes measured by income plus, without duplication, all interest charges (to the extent deducted in computing Consolidated Net Income), all fees payable in connection with this Agreement, amortization and depreciation expense (including any amortization and depreciation associated with "fresh start accounting") and other non-cash items reducing Consolidated Net Income for such period, in each case determined on a consolidated basis for the Company and its Consolidated Subsidiaries.

     "EMPLOYEE BENEFIT PLAN" means an "employee benefit plan" as defined in
Section 3(3) of ERISA, maintained or contributed by the Company or with respect to which the Company may incur liability.

     "ENVIRONMENTAL LAW" means any federal, state or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environmental conditions on, under or about any real property owned, operated or leased by the Company or any Subsidiary thereof.

     "EQUITY OFFERING PROCEEDS" means the aggregate amount of cash received by the Company from a public offering or private placement of equity securities (including, without limitation, common stock, preferred stock and warrants and options to acquire the same) of such Company minus, but without duplication, all underwriting discounts and commissions, placement fees and other professional fees, expenses and taxes incurred in connection with such offering or placement. For purposes of this definition, if any such discounts, commissions, fees, expenses or taxes payable in connection with such offering or placement are not known as of the date of the distribution of the proceeds thereof, then such discounts, commissions, fees, expenses or taxes shall be estimated in good faith by the Company and such estimated amounts shall be deducted from the calculation of Equity Offering Proceeds.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

     "ERISA AFFILIATE" means any (i) corporation which is or was at any time during the immediately preceding six years a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) partnership or other trade or business (whether or not incorporated) at any time during the immediately preceding six years under common control (within the meaning of Section 414(c) of the Code) with the Company; and (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Company, any corporation described in clause (i) above, or any partnership or trade or business described in clause
(ii) above.

     "EVENT OF DEFAULT" or "EVENTS OF DEFAULT" shall have the meaning provided for in Section 10 of this Agreement.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXCESS CONSOLIDATED NET INCOME" means, for any fiscal year, fifty percent (50%) of the amount of the Company's Consolidated Net Income in excess of the amounts set forth below for the corresponding fiscal year:


          1998                                              $20,000,000

          1999 and each fiscal year thereafter during
               the term of the Agreement                    $30,000,000

     "FILING ASSETS" means all property and assets comprising Collateral which constitute Inventory, Accounts, equipment (excluding motor vehicles and other equipment covered by a certificate of title or similar statute), general intangibles or chattel paper other than any of the foregoing located outside of the United States.

     "FINANCIAL STATEMENTS" means the consolidated and consolidating balance sheets, consolidated and consolidating statements of operations, consolidated statements of changes in cash flows and consolidated statements of changes in stockholders' equity of the Company and its Consolidated Subsidiaries for the period specified prepared in accordance with GAAP and consistent with prior practices.

     "FINANCIALS" has the meaning specified in Section 5.4 hereof.

     "FOREIGN EXCHANGE CONTRACT" means any contract (other than government contracts) of the Company entered into pursuant to the terms of the Revolving Credit Agreement and that requires payment or delivery of currency other than U.S. Dollars.

     "FOREIGN SUBSIDIARY" means any Subsidiary of a Person not incorporated in or having material assets or operations in the United States.

     "FUNDED DEBT" means, with respect to any Person, all Debt of such Person which by the terms of the agreement governing, or instrument evidencing, such Debt matures more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term Debt, revolving credit and short-term Debt extendable beyond one year at the option of the debtor and, in respect of the Company, but excluding Acceptances, Foreign Exchange Contracts and Letters of Credit.

     "FURNITURE BRANDS" means Furniture Brands International, Inc.

     "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time.

     "GOVERNMENTAL AUTHORITY" means any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation

(whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "HAZARDOUS SUBSTANCE" means those substances included within the definitions of "HAZARDOUS SUBSTANCES", "HAZARDOUS MATERIALS", "TOXIC SUBSTANCES", or "SOLID WASTE" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (s) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (s) 6901 et seq. and the Hazardous Materials Transportation Act, 49 U.S.C. (s) 1801 et seq., and in the regulations promulgated pursuant to said laws, and such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state or local laws or regulations.

     "INDEMNIFIED PARTIES" has the meaning specified in Section 16.2(a).

     "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any Other Purchaser, or (b) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer or any other similar financial institution or entity, regardless of legal form.

     "INSURANCE PROCEEDS" means the proceeds of any insurance or any judgments or settlements made in lieu thereof resulting from a casualty with respect to the Collateral or any part thereof.

     "INTERCREDITOR AGREEMENT" means the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among the Agent, the Purchasers and the agent under the Revolving Credit Agreement.

     "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement.

     "INTERNAL REVENUE SERVICE" means the Internal Revenue Service and any successor agency.

     "INVENTORY" means all of the Company's inventory, including without limitation: (i) all raw materials, work in process, parts, components, assemblies, supplies and materials used or consumed in the Company's business;
(ii) all goods, wares and merchandise, finished or unfinished, held for sale or lease or leased or furnished or to be furnished under contracts of service; and
(iii) all goods returned or repossessed by the Company.

     "INVESTMENT" means any investment in any Person, whether by means of share purchase, capital contribution, loan, advance, time deposit or otherwise.

     "LEASED REAL PROPERTY" means all of the real property leased by the Company at any time, including, without limitation, all of the material real property leased by the Company as of the date of this Agreement as set forth on Schedule
5.12 hereto.

     "LEASES" shall have the meaning given to such term in Section 5.12 hereof.

     "LETTERS OF CREDIT" means all letters of credit (whether commercial or stand-by and whether for the purchase of inventory, equipment or otherwise) issued pursuant to the Revolving Credit Agreement.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of the Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "MATERIAL ADVERSE CHANGE" means a material adverse change (i) in the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole, or (ii) in the value of the Collateral taken as a whole or the amount which the Agent and the Purchasers would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Company and its Consolidated Subsidiaries taken as a whole, (ii) the value of the Collateral taken as a whole or the amount which the Agent and the Purchasers would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, (iii) the Company's ability to perform its obligations under the Note Documents, or (iv) the rights and remedies of the Purchasers under the Note Documents.

     "MORTGAGE" means, with respect to real property owned by the Company, each mortgage or deed of trust executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, and with respect to real property leased by the Company, each leasehold mortgage or leasehold deed of trust, if any, executed and delivered on the date hereof or hereafter delivered from time to time pursuant to the terms hereof, as any of the same may be amended, modified, supplemented, extended or renewed from time to time.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and (i) which is, or within the immediately preceding six
(6) years was, contributed to by the Company or any ERISA Affiliate or (ii) with respect to which the Company or any ERISA Affiliate may incur any liability.

     "MULTIPLE EMPLOYER PLAN" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Company or any ERISA Affiliate and at least one Person other than the Company and the ERISA Affiliates or (b) was so maintained and in respect of which the Company or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

     "NET CASH PROCEEDS" means, with respect to the sale or disposition of any asset, the aggregate amount of cash received by the Company (including cash payments received in respect of deferred payment pursuant to any note or installment receivable or otherwise and state or federal income tax refunds attributable to such sale or disposition, but in each case only as and when received) in respect of such sale or disposition minus (i) all fees, commissions, expenses and taxes incurred in connection with such sale or disposition, (ii) the principal amount of Debt of the Company which is senior (in lien priority) to the Debt under the Agreement and which by its terms is required to be and is repaid, and (iii) any amount considered appropriate by the Company, in good faith, to provide reserves for payment of indemnities or liabilities that may be incurred in connection with such sale or disposition. For purposes of this definition, if taxes or other expenses payable in connection with the sale or disposition of any asset are not known as of the date of such sale or disposition, then such fees, commissions, expenses or taxes shall be estimated by the Company, in good faith, and such estimated amounts shall be deducted therefrom.

     "NOTE DOCUMENTS" means this Agreement, the Other Agreements, the Secured Notes, the Warrant Agreement, the Intercreditor Agreement, each of the Ancillary Documents and all other documents, agreements, instruments, opinions and certificates executed in connection therewith, as the same may be modified, amended, extended, restated or supplemented from time to time.

     "OBLIGATION" means, with respect to any Person, any obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 10.1(g). Without limiting the generality of the foregoing, the Obligations of the Company under the Note Documents include the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by the Company under any Note Document.

     "OSHA" means the Occupational Safety and Health Act, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder, and all published, generally applicable rulings entitled to precedential effect.

     "OTHER AGREEMENTS" has the meaning specified in Section 2.

     "OTHER PURCHASERS" has the meaning specified in Section 2.

     "OWNED REAL PROPERTY" means the real property owned by the Company at any time, including, without limitation, all of the material real property owned by the Company as of the date of the Agreement as set forth on Schedule D thereto.

     "PATENT SECURITY AGREEMENT" means, collectively, the Patent Security Agreements executed by the Company in favor of the Agent in the form attached as Exhibit D to the Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PERMITTED INVESTMENTS" means (i) Cash Equivalents, (ii) interest-bearing demand or time deposits (including certificates of deposit) which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, however, that the Company may, in the ordinary
                   --------  -------
course of its business, maintain in the Loan Disbursement Account from time to time amounts in excess of then applicable FDIC or other program insurance limits, (iii) securities distributed in connection with the confirmation of a plan of reorganization following the bankruptcy of any Person indebted to the distributee at the time such bankruptcy is filed, (iv) any reinvestment of dividends paid by a Foreign Subsidiary or a foreign Affiliate in such Foreign Subsidiary or such foreign Affiliate and (v) such other investments as the Agent may approve in its sole discretion.

     "PERMITTED LIENS" means, without duplication:

     (a) Liens for taxes, assessments, governmental charges or levies not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or the appropriate Subsidiary, as the case may be, in accordance with GAAP;

     (b) statutory Liens of landlords and carriers', or other warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Purchasers or the Agent in any of the Collateral subject to the Ancillary Documents or interfere with the ordinary conduct of the business of the Company or any Subsidiary;

     (c) pledges or deposits and Liens (other than any Lien imposed by ERISA) under bonds required in connection with workers compensation, unemployment insurance and other social security legislation;

     (d) Liens (other than any Lien imposed by ERISA or by Environmental Laws) incurred on deposits to secure the performance of tenders, bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business;

     (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which do not substantially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any Subsidiary;

     (f) Liens affecting assets existing at the time such assets are acquired provided that such Liens are not created in contemplation of such acquisition;

     (g) Liens affecting the assets of any of the Company's Subsidiaries at the time such Subsidiaries are acquired provided such Liens are not created in contemplation of such acquisition; and

     (h)  Liens affecting the assets of any Foreign Subsidiary.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

     "PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA, maintained or contributed to by the Company or with respect to which the Company may incur liability.

     "PLACEMENT AGENT" means Libra Investments, Inc.

     "PLEDGE AGREEMENT" means, collectively, the Pledge Agreements executed by the Company in favor of the Agent, in the form attached to the Agreement as Exhibit E.

     "PROPRIETARY RIGHTS" shall have the meaning given to such term in Section
5.12 of this Agreement.

     "PROPRIETARY RIGHTS COLLATERAL DOCUMENTS" means the Trademark Security Agreement and the Patent Security Agreement.

     "PURCHASERS" means the Purchaser and the Other Purchasers.

     "REAL ESTATE" means, collectively, the Owned Real Property and the Leased Real Property.

     "RENTALS" of any Person shall mean at any date, without duplication, (i) all obligations of such Person under any lease (excluding any Capital Lease) having, as of such date, an unexpired term (including any renewals at the option of the lessor) of one year or more, plus (ii) all Rentals of others Guaranteed
                                    ----
by, or secured by a Lien on any asset of, such Person.

     "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA and the regulations thereunder.

     "REQUIRED HOLDERS" means, at any time while there are outstanding Series A Secured Notes, the holders of at least a majority in interest of the aggregate principal amount of the Series A Secured Notes, and at any time while there are no outstanding Series A Secured Notes, the holders of at least a majority in interest of the aggregate principal amount of the Series B Secured Notes, in either case, excluding from any calculation thereof any Secured Notes then owned or held by the Company.

     "RETIREE HEALTH PLAN" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides health care benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

     "REVOLVING CREDIT AGREEMENT" means the Credit Agreement dated as of May 21, 1997, as amended, among the Company, as borrower, certain banks and other financial institutions, as lenders, and BT Commercial Corporation, as Agent.

     "ROYALTIES SECURITIZATION" means a securitization transaction in which the Company sells, borrows against or otherwise monetizes its Proprietary Rights or interest therein, excluding the indebtedness under the Revolving Credit Agreement and the Note Documents.

     "SEC" means the Securities and Exchange Commission.

     "SECURED NOTES" has the meaning specified in Section 1.

     "SECURITY AGREEMENT" means the Security Agreement between the Agent and the Company, in the form attached to the Agreement as Exhibit B.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SERIES A SECURED NOTES" has the meaning specified in Section 1.

     "SERIES B SECURED NOTES" has the meaning specified in Section 1.

     "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute an unreasonably small capital.

     "STRUCTURES" means all plants, offices, manufacturing facilities, warehouses, administration buildings and related facilities of the Company located at the Owned Real Property.

     "SUBORDINATED NOTE INDENTURE" means that certain Indenture dated May 21, 1997 by and between Company and First Union National Bank, as trustee, governing the issuance of the Subordinated Notes, as the same may be amended, supplemented, restated or otherwise modified from time to time.

     "SUBORDINATED NOTES" means those certain 7% Convertible, Subordinated Notes in the aggregate principal amount of up to $80,000,000, due June 1, 2004, issued by Company pursuant to the Subordinated Note Indenture.

     "SUBSIDIARY" means, with respect to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other persons performing similar functions are at the time, directly or indirectly through one or more intermediaries, or both, owned or controlled, by such Person. Unless otherwise expressly indicated to the contrary herein, all references to a "SUBSIDIARY" or to "SUBSIDIARIES" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan which is likely to constitute grounds for termination of such Benefit Plan or Multiemployer Plan; (ii) the withdrawal (within the meaning of Section 4063 of ERISA) of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) described in Section 4042(a) of ERISA and which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) described in Section 4041A(a) of ERISA and that could reasonably be expected to result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Company or any ERISA Affiliate from a Multiemployer Plan.

     "TRADEMARK SECURITY AGREEMENT" means, collectively, each of the Trademark Security Agreements executed by the Company in favor of the Agent in the form attached to the Agreement as Exhibit C.

     "UNDERLYING COMMON STOCK" means the shares of Common Stock issuable or issued upon the exercise of the Warrants.

     "UNRESTRICTED DEBT PROCEEDS" means the sum of (i) that portion of the proceeds of any Debt permitted pursuant to Section 9.1(v) hereof, and (ii) that portion of the proceeds of any Additional Permitted Debt, each which are not required to be applied to the repayment of the Secured Notes pursuant to Section
7.2 of the Agreement or to be applied pursuant to Section 3.5 of the Revolving Credit Agreement to the repayment of the indebtedness thereunder.

     "UNRESTRICTED EQUITY PROCEEDS" means that portion of Equity Offering Proceeds which are not required to be applied to the repayment of the Secured Notes pursuant to Section 7.2 of the Agreement or to be applied pursuant to
Section 3.5 of the Revolving Credit Agreement to the repayment of the indebtedness thereunder. Upon final determination of all discounts, commissions, fees, expenses and taxes paid or payable in connection with any transaction giving rise to any Unrestricted Equity Proceeds, to the extent such discounts, commissions, fees, expenses and taxes shall exceed the amounts estimated by the Company in good faith in connection with such transaction, the amount of Unrestricted Equity Proceeds shall be reduced by such excess.

     "UNRESTRICTED PROCEEDS" means the sum of (i) Unrestricted Debt Proceeds and
(ii) Unrestricted Equity Proceeds.

     "VOTING STOCK" means stock of a company of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors of such company (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "WARRANT AGREEMENT" means collectively the Warrant Agreements, each dated as of the date hereof, between the Company and each Purchaser.

     "WARRANTS" means the warrants to acquire shares of Common Stock issued pursuant to the Warrant Agreement.